UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Ribbon Communications Inc.

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2026 Notice of Annual Meeting of Stockholders and Proxy Statement

2026

rbbn.com

Dear Fellow Stockholders,
We started 2025 in a strong position following a record fourth quarter of 2024, with an improved balance sheet, and deeper and broader customer relationships. This momentum continued throughout the first half of 2025 with both sales and earnings increasing significantly year over year and improving performance across our portfolio.
However, in the second half of 2025, several significant ongoing projects were impacted by macro factors including the U.S. Government shutdown and significant restructuring activities implemented by our largest Service Provider customer. While we believe these issues will be temporary in nature, and the broader industry backdrop remains strong, we have reduced our growth expectations in 2026 particularly in the first half.
As we progress in 2026, we remain optimistic about the outlook for our business as the need for secure high-performance communication infrastructure continues to grow, highlighted by record levels of product and professional services bookings in the fourth quarter of 2025.
2025 Highlights and Key Accomplishments
Our business with Global Service Providers was the highlight in 2025 with sales growing 5% year over year. This included a very strong year in India with sales growing 40% as compared to the prior year. Sales to Enterprise and Critical Infrastructure customers grew 2%, while sales to Government and Defense agencies declined 23%, primarily due to delays and reduced spending associated with the U.S. Government shutdown. Despite this transitory headwind, we continue to believe the broad Government and Defense market segment is an excellent growth opportunity for Ribbon across our entire portfolio.
Revenue for 2025 was $845 million, an $11 million increase compared with the prior year. Both our Cloud & Edge and IP Optical segments contributed to the growth in revenue but were below the targets we established at the beginning of the year. Adjusted EBITDA was $107 million (See Appendix A for a reconciliation of this non-GAAP measure), generating $51 million in operating cash flow, year-end cash of $98 million, and net leverage of 2.3x.
An increasing number of customers initiated voice modernization projects in 2025 — across multiple market segments including Service Providers, Enterprises, and Government agencies resulting in significant backlog growth in the fourth quarter of 2025. We believe there is a strong return on investment attached to these investments and they help address a growing technology and human capital obsolescence issue. Verizon continues to be one of the strongest proponents of this strategy as we continue to execute together on a large multi-year project resulting in a 26% increase in sales to Verizon in 2025.
The strong demand for our IP Routing and Optical Transport solutions in India allowed us to overcome the drop in sales in Eastern Europe starting in the second quarter of 2024, resulting in overall sales growth of 1%. Excluding Eastern Europe, IP Optical sales grew 9% across all other regions.
2025 was a year of progress — but did not translate into the level of stockholder returns we are seeking. We recognize this and are focused on improving stockholder returns by further broadening our customer base, better defining our strategic positioning and differentiation, and improving our execution.
Industry Trends and Market Focus
There are several key industry trends that drive investment in Ribbon’s solutions and our strategy across multiple markets.
A key area of focus continues to be the modernization of legacy voice and data networks. Ribbon’s expertise in this area is unparalleled, and we believe there is a compelling business case for Service Providers and Enterprises to adopt modern cloud-based platforms to reduce network operation costs and drive revenue growth. This also complements the growing use of unified communications platforms such as Microsoft Teams and Zoom where Ribbon plays a crucial role in securing network boundaries and ensuring highly scalable and fault tolerant services.
Demand for high-capacity fiber and IP networks continues to grow across multiple market segments and applications, with higher levels of security and resiliency. The continued exponential growth in data traffic along with the need to extend connectivity to underserved regions aligns well with Ribbon’s IP and Optical product portfolio. Vendor diversification and trusted supply chains are also an increasing factor in purchase decisions.
Secure private networks is a specific area of differentiation and growth for Ribbon with many types of critical infrastructure providers — energy producers and distributors, transportation, public safety, defense — emphasizing the importance of security and resiliency.
These industry trends extend across multiple end markets — Telecom Service Provider, Medium and Large Enterprise, and Government and Defense. Market and geographic diversity is a key tenant to our strategy to gain scale and improved financial visibility and performance.
The AI Opportunity
In addition to adopting an increasing number of AI solutions within Ribbon to accelerate development, improve quality and customer service, and lower operational costs, there are three specific market opportunities in focus for us in 2026.
We have recently launched a new AI-powered automation platform called Acumen that is an important growth initiative, building on our widely deployed machine-learning Ribbon Analytics and Muse element management solutions. Acumen enables end-to-end observability, automation, and agent development using multiple large language model (LLM) integrations across multi-vendor networks with the goal of accelerating the transition to autonomous networks.
Beyond AIOps, as the adoption of agentic AI platforms continues to grow, we see a great convergence opportunity with our cloud-centric secure voice portfolio to seamlessly integrate AI with a human voice interface. In partnership with AWS, we recently launched the industry’s first carrier-grade cloud-native voice session border controller solutions to accelerate the integration of voice capabilities into AI platforms.
And finally, as the proliferation of AI-related data centers continues and processing demand moves closer to the edge of the network, there is a great opportunity for many of our service provider and critical infrastructure customers to leverage their fiber networks to provide data center interconnect services using our portfolio of IP and Optical solutions.
The Path Ahead
As I have just outlined, the underlying industry fundamentals are strong and there are multiple positive long-term drivers supporting our business, and it is imperative for our customers to invest. However, we are proceeding cautiously as we manage several near-term factors, including the timing of U.S. Government spending and significant M&A consolidation within the U.S. Telecom Service Provider ecosystem. As a result, our 2026 outlook reflects a more conservative set of assumptions, particularly around timing of business in the first half of the year.
In addition to our core strategy, our recent tax planning has created an opportunity to generate more cash over the next several years that can be used to strengthen our balance sheet, as well as to potentially accelerate innovation and expansion into new immediately adjacent markets.
Ultimately, the success of our business is tied to our people and the common focus we have on our mission to become a recognized global technology leader. I can’t thank the Ribbon team enough for their dedication and perseverance, adapting and overcoming all obstacles.
I would like to thank you for your continued support and investment over this last year. Our stockholders are instrumental in our journey of growth and success, and I remain dedicated to enhancing stockholder value.
Your participation in the annual meeting of stockholders is invaluable, and we encourage you to exercise your voting rights by promptly voting your proxy. Your input and feedback are essential as we strive to continue to increase stockholder value for all investors in 2026.
Sincerely,
Bruce McClelland President and CEO April 17, 2026
Bruce McClelland, President and CEO

NOTICE OF 2026 ANNUAL MEETING
OF STOCKHOLDERS
2026 Annual Meeting
Date and Time
June 3, 2026 10:00 a.m. Eastern Time
Virtual Meeting URL
www.virtualshareholdermeeting.com/RBBN2026
Record Date
You can vote electronically at, and are entitled to notice of, the 2026 Annual Meeting if you were a stockholder of record on April 6, 2026.
Voting
Internet
www.proxyvote.com, 24/7
Telephone
Toll-free 1 (800) 690-6903
Mail
Mark, sign and date your proxy card or voting instruction form and return it in the postage- paid envelope
During the Annual Meeting
Enter the 16-digit control number you received with your proxy or voting instructions and attend the webcast of the meeting via the internet: www.virtualshareholdermeeting.com/ RBBN2026
Agenda
1	Election of nine directors named in the Proxy Statement
2	Ratification of the appointment of Deloitte & Touche LLP as Ribbon Communications’ independent registered public accounting firm for 2026
3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers
4	Transaction of other business, if any, as may properly come before the meeting or any adjournment, continuation or postponement thereof
A complete list of our stockholders as of the Record Date will be available for examination by any stockholder during the ten days prior to the 2026 Annual Meeting for a purpose germane to the 2026 Annual Meeting by sending an email to ir@rbbn.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of stockholders will also be available during the virtual meeting after you enter the virtual meeting using the 16-digit control number you received with the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions for the 2026 Annual Meeting. For additional information, see “How can I attend the meeting?” in the section entitled “Information about the Annual Meeting” in the Proxy Statement.

Whether or not you expect to attend the 2026 Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the 2026 Annual Meeting. If you send in your proxy card, you may still decide to attend the 2026 Annual Meeting and vote your shares electronically. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.
April 17, 2026	By Order of the Board of Directors, Patrick W. Macken Executive Vice President, Chief Legal Officer and Corporate Secretary
This Proxy Statement, form of proxy and the 2025 Annual Report are first being made available to stockholders on or about April 17, 2026.

1	SUMMARY INFORMATION
6	CORPORATE GOVERNANCE AND BOARD MATTERS
6	PROPOSAL 1 — Election of Directors
8	Director Nominees
15	Corporate Governance
15	Oversight of Risk Management
16	Board Composition and Stockholders Agreement
17	Director Experience and Tenure
18	Director Independence
19	Meeting Attendance
19	Board Committees
24	Director Nomination Process
24	Stockholder Nominations and Recommendations of Director Candidates
25	Board Leadership Structure
25	Executive Sessions of the Board
25	Additional Governance Matters
26	Transactions with Related Persons
27	Director Compensation
31	AUDIT MATTERS
31	PROPOSAL 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
31	Deloitte Fees
32	Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
33	Audit Committee Report
34	EXECUTIVE OFFICERS
36	EXECUTIVE COMPENSATION
36	PROPOSAL 3 — Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers
37	Compensation Discussion and Analysis
53	Compensation Committee Report
54	Executive Compensation Tables
54	2025 Summary Compensation Table
55	Grants of Plan-Based Awards in 2025
57	Outstanding Equity Awards at Fiscal Year-End
59	2025 Stock Vested
60	Severance and Change of Control Benefits
63	Potential Payments Upon Termination or Upon Change in Control
64	CEO Pay Ratio
65	Pay Versus Performance Disclosures
69	STOCK INFORMATION
69	Beneficial Ownership of Our Common Stock
72	ADDITIONAL INFORMATION
72	Information about the Annual Meeting
77	Stockholder Proposals for Inclusion in 2027 Proxy Statement
77	Stockholder Nominations and Proposals for Presentation at 2027 Annual Meeting
78	Stockholders Sharing the Same Address
78	Form 10-K
78	Other Matters
A-1	APPENDICES
A-1	APPENDIX A — Reconciliation of Non- GAAP Financial Measures

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2026
This Proxy Statement and the 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.
Ribbon Communications Inc. 2026 Proxy Statement | i

Cautionary Note Regarding Forward-Looking Statements
This proxy statement (this “Proxy Statement”) contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including without limitation statements regarding projected financial results, customer engagement and momentum, and plans for future product development and manufacturing, are forward-looking statements. Without limiting the foregoing, the words “believes,” “estimates,” “expects,” “expectations,” “intends,” “may,” “plans,” “projects” and other similar language, are intended to identify forward-looking statements.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; delayed purchases by U.S. federal customers as a result of a new or prolonged U.S. government shutdown; increases in tariffs, trade restrictions or taxes on our products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in the Middle East and Ukraine); material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information such as the incident that occurred in 2025 related to a nation-state actor gaining access to the Company’s IT network, which was subsequently contained and remediated successfully; our ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions, including inflation; our ability to adapt to rapid technological and market changes; our ability to generate positive returns on our research and development; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in our accounting policies; and/or failure or circumvention of our controls and procedures. We therefore caution you against relying on any of these forward-looking statements.
Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”). In providing forward-looking statements, we expressly disclaim any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

ii | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
SUMMARY INFORMATION
To assist you in reviewing the proposals to be acted upon at our 2026 Annual Meeting of stockholders (the “2026 Annual Meeting”), we would like to call your attention to the following summary information about Ribbon, our 2025 business and financial highlights and corporate governance highlights. It does not include all information necessary to make a voting decision, and you should read this Proxy Statement in its entirety before casting your vote.
Unless the content otherwise requires, references in this Proxy Statement to “Ribbon,” “Ribbon Communications,” “Company,” “we,” “us” and “our” refer to Ribbon Communications Inc. and its subsidiaries on a consolidated basis.
Overview
We are a leading global provider of communications technology to service providers and enterprises. We provide a broad range of software and high-performance hardware products, network solutions, and services that enable the secure delivery of data and voice communications, and high-bandwidth networking and connectivity for residential consumers and for small, medium, and large enterprises and industry verticals such as finance, education, government, utilities, and transportation.
Our mission is to create a recognized global technology leader that provides network solutions that are scalable, elastic and cloud-centric, enabling the secure exchange of information. We are at the intersection of the adoption of Artificial Intelligence (“AI”) by Service Providers and Enterprises addressing the rapid growth in fiber connectivity and integration of voice capabilities into Agentic AI platforms. We are headquartered in Plano, Texas, and have a global presence with research and development or sales and support locations in over 30 countries around the world.

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2025

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Ribbon Communications Inc. 2026 Proxy Statement | 1

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
2025 Key Statistics(1)
(1)
See Appendix A for reconciliations of non-GAAP measures

Embracing AI Opportunities
2 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
Executive Compensation
The philosophy behind our executive compensation program is to promote alignment of the interests of our executive officers with the interests of our stockholders. The key factors considered in the creation of our compensation programs include:
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with sound governance practices that are intended to best serve our stockholders’ long-term interests. The targeted components of the named executive officers’ (“NEOs”) compensation are:
In making its compensation decisions for 2025, the Compensation Committee considered, among other things:
■
our financial and operational results for the year,

■
the result of the say-on-pay vote at our 2025 annual meeting of stockholders, and

■
the achievement of the compensation objectives set by the Compensation Committee.

Ribbon Communications Inc. 2026 Proxy Statement | 3

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
Corporate Governance
Ribbon is committed to operating ethically, efficiently and inclusively. It has always been paramount to our way of doing business to act with the utmost integrity, honesty and transparency. Our commitment to ethical business practices guides us in our compliance with national and international laws and regulations and we believe strong corporate governance is critical to our long-term success. Highlights of our corporate governance include:
Best Practices

Six of nine current directors are independent

Majority voting for director elections

No staggered Board

Separate Chairman and CEO roles

Lead independent director

Independent directors meet regularly without management present

Board review (through its standing committees) of sustainability and governance, activities, policies and communications

Annual review of CEO and other executive succession plans

Code of Conduct applicable to Board

Annual Board and committee self-assessments

Share ownership guidelines for directors and Section 16 officers

Standing Audit, Compensation and Nominating, Sustainability and Corporate Governance Committees comprised solely of independent directors

Robust oversight of risk management

Annual Meeting Proposals
Proposal		Board Recommendation	Page Reference
1	Election of nine directors as named in this Proxy Statement	FOR each of the nominees	6
2	Ratification of the appointment of auditors	FOR	31
3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	FOR	36
4 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
Current Board of Directors and Committees
Name and Principal Occupation	Age	Director Since	Independent	Other Public Company Boards	Current Committee Membership
					Audit	Compensation	Nominating, Sustainability & Corporate Governance	Technology & Innovation
R. Stewart Ewing, Jr. Chief Financial Officer, InterMountain Management	74	March 2020		0
Bruns H. Grayson Managing Partner, ABS Ventures	78	October 2017		0
Beatriz V. Infante Chief Executive Officer, Business Excelleration LLC	72	October 2017		2
Bruce W. McClelland President and Chief Executive Officer, Ribbon Communications Inc.	59	March 2020		0
Scott Mair Former President, AT&T Network Engineering & Operations	65	September 2022		0
Shaul Shani Founder and Chairman, Swarth Group	71	June 2020		0
Louis Silver Managing Director, Alba S.A. and Wicklow Corp.	72	April 2026		1
Richard W. Smith Chairman of Private Capital, JPMorgan Chase & Co.	73	October 2017		0
Tanya Tamone Chief Executive Officer, Sogerco S.A.	64	June 2020		0
Committee Chair	Committee Member	Chairman	Lead Independent Director	Audit Committee Financial expert
Ribbon Communications Inc. 2026 Proxy Statement | 5

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
CORPORATE GOVERNANCE AND BOARD MATTERS
1	Proposal 1 — Election of Directors
The Board of Directors (the “Board”) has nominated the following nine director nominees for election to the Board to hold office until the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) and until his or her respective successor is duly elected and qualified:
Nominee	Designated By
R. Stewart Ewing, Jr.	JPM Stockholders (as defined below)
Richard W. Smith	JPM Stockholders
Scott Mair	JPM Stockholders
Shaul Shani	Swarth (as defined below)
Louis Silver	Swarth
Tanya Tamone	Swarth
Bruns H. Grayson	Nominating, Sustainability and Corporate Governance Committee
Beatriz V. Infante	Nominating, Sustainability and Corporate Governance Committee
Bruce W. McClelland	Nominating, Sustainability and Corporate Governance Committee
All of the nominees are currently directors. Each nominee agreed to be named in this Proxy Statement and to serve if elected. All nominees are expected to attend the 2026 Annual Meeting.
Designation Rights
On March 3, 2020, we entered into a First Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with JPMC Heritage Parent LLC (“JPMC”), Heritage PE (OEP) III, L.P. (together with JPMC, entities affiliated with the Company’s largest stockholder, JPMorgan Chase & Co. (collectively with any successor entities, the “JPM Stockholders”)), and ECI Holding (Hungary) Kft (“Swarth”). Pursuant to the Stockholders Agreement, unless otherwise agreed, the Board is required to consist of:
(i)
three individuals designated by the JPM Stockholders,

(ii)
three individuals designated by Swarth,

(iii)
our Chief Executive Officer, and

(iv)
a number of other individuals designated by the Nominating and Corporate Governance Committee sufficient to ensure that there are no vacancies on the Board.

The directors designated for election by each of the JPM Stockholders and Swarth under the Stockholders Agreement are noted in the table above. The JPM Stockholders and Swarth owned approximately 30% and 16%, respectively, of Ribbon’s common stock as of April 6, 2026.
In April 2026, the Board set the size of the Board of Directors at nine members and appointed Louis Silver to fill the vacancy created by the increase in the size of the Board. Mr. Silver was designated by Swarth pursuant to the terms of the Stockholders Agreement.
The Company has agreed to take all necessary actions within its control to include both the JPM Stockholders’ and Swarths’ designees in the slate of nominees recommended by the Board for election of directors and to cause the stockholders of the Company to elect the designees. For so long as the JPM Stockholders or Swarth has the right to designate a director under the Stockholders Agreement, with respect to any proposal or resolution relating to the election of directors, each of
6 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
the JPM Stockholders and Swarth, respectively, has agreed to take all necessary actions within their control to vote their shares (A) affirmatively in favor of the election of the other’s designees and (B) with respect to each person nominated to serve as a director by the Nominating, Sustainability and Corporate Governance Committee, either affirmatively in favor of such nominee, or in the same proportion to all shares voted by other stockholders of the Company.
Independence of Director Nominees
Except for Bruce W. McClelland, our President and CEO, Shaul Shani and Richard W. Smith, each of our nominees is independent according to the director independence standards set forth in our Corporate Governance Guidelines, which meet the director independence standards of the Nasdaq Stock Market (“Nasdaq”). For more information, see “Corporate Governance and Board Matters  —
Director Independence.” We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable to serve, or for good cause will not serve as a director, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. In the event any director designated by either the JPM Stockholders or Swarth is unable to serve, the JPM Stockholders or Swarth, as the case may be, are entitled to designate a replacement director, subject to the conditions set forth in the Stockholders Agreement.
PROPOSAL 1	The Board recommends that stockholders vote FOR the election of each of the nominees listed above.
Ribbon Communications Inc. 2026 Proxy Statement | 7

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
Director Nominees
The biographies below describe the skills, qualities, attributes and experience of the director nominees that led the Board and its Nominating, Sustainability and Corporate Governance Committee to determine that it is appropriate to nominate these individuals as directors.
AGE 74 COMMITTEES ■ Audit (Chair and Audit Committee Financial Expert) ■ Nominating, Sustainability and Corporate Governance
R. STEWART EWING, JR.	Independent Director Director since March 2020

BACKGROUND
InterMountain Management, a privately- owned hotel management company
■
Chief Financial Officer (April 2020 to present)

CenturyLink, Inc. (“CenturyLink,” now Lumen Technologies), a global technology company offering communications, network services, security, cloud solutions and voice and managed services
■
Executive Vice President and Chief Financial Officer (1989 to November 2017)

■
Vice President and Controller (1984 to 1989)

■
Vice President of Finance (1983 to 1984)

KPMG
■
Accountant (1973 to 1982)

BOARD SERVICE
■
Louisiana Endowment for the Humanities (2019 to present)

EDUCATION
■
B.S., Northwestern State University

SKILLS AND EXPERTISE
We believe Mr. Ewing brings to the Board executive leadership experience gained at CenturyLink, along with extensive financial expertise. We believe Mr. Ewing is qualified to serve on the Board because of his experience as chief financial officer at CenturyLink and his experience leading the integration of acquired companies into CenturyLink’s corporate structure and philosophy.

8 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
AGE 78 COMMITTEES ■ Compensation ■ Nominating, Sustainability and Corporate Governance (Chair)
BRUNS H. GRAYSON	Lead Independent Director Director since March 2020

BACKGROUND
ABS Ventures, a venture capital firm
■
Managing Partner (1983 to present)

Adler & Co.
■
Venture Capitalist (1980 to 1983)

McKinsey & Co., a management consulting firm
■
Associate (1978 to 1980)

U.S. Army
■
Captain (1970)

BOARD SERVICE
■
Served as a director for many private and public companies over the last 30 years

EDUCATION
■
Elected a Rhodes Scholar from California (1974)

■
J.D., University of Virginia School of Law

■
Master’s degree, Oxford University

■
B.A., Harvard College

SKILLS AND EXPERTISE
We believe Mr. Grayson is qualified to serve on the Board based on his knowledge of the data communication and software industries, his investment experience as a Managing Partner at ABS Ventures, and his experience as a director of various public companies.

Ribbon Communications Inc. 2026 Proxy Statement | 9

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
AGE 72 COMMITTEES ■ Audit (Audit Committee Financial Expert) ■ Compensation (Chair) ■ Technology and Innovation
BEATRIZ V. INFANTE	Independent Director Director since October 2017

BACKGROUND
BusinessExcelleration, a business consultancy specializing in corporate transformation and renewal
■
Chief Executive Officer (2009 to present)

ENXSUITE Corporation, a leading supplier of energy management solutions
■
Chief Executive Officer (2010 until its acquisition by Infor in 2011)

VoiceObjects Inc., a market leader in voice applications servers
■
Chief Executive Officer (2006 until its acquisition by Voxeo Corporation in 2008)

Sychron Inc., a data center automation company
■
Interim Chief Executive Officer (2004 to 2005)

Aspect Communications Corporation, a market leader in communications solutions
■
Chief Executive Officer (April 2000 to October 2003)

■
President and additional executive roles (October 1998 to April 2000)

BOARD SERVICE
■
Current National Association of Corporate Directors Board Leadership Fellow

■
PriceSmart, Inc., Chair of its Digital Transformation Committee, and Audit Committee member

BOARD SERVICE (cont’d)
■
Liquidity Services Inc., Lead Independent Director, Chair of the Compensation Committee and Audit Committee member

■
Previously served as a director at a number of other public and privately held companies

EDUCATION
■
Master of Science degree, California Institute of Technology

■
B.S. and Engineering degree, Princeton University

SKILLS AND EXPERTISE
We believe Ms. Infante is qualified to serve on the Board due to her executive leadership experience, including as a chief executive officer of various companies, along with extensive operational expertise and experience in engineering, sales, and marketing.

10 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
AGE 65 COMMITTEES ■ Audit ■ Technology & Innovation (Chair)
SCOTT MAIR	Independent Director Director since September 2022

BACKGROUND:
AT&T, a leading provider of telecommunications, media and technology services.
■
President, Network Engineering & Operations (2019 to 2022)

■
President of Operations (2017 to 2019)

■
Various other rolls (1985 to 2017)

BOARD SERVICE:
■
American Transmission Company, a private transmission-only utility (2021 to present)

■
Gigapower, LLC, a joint venture between BlackRock and AT&T to build fiber-based broadband outside of AT&T’s traditional geographic footprint. (2022 to present)

■
Fortress Solutions, a private telecom services company serving both large telecom operators and enterprise businesses for logistics as well as repair and maintenance capabilities (2022 to present)

■
Airspan Network Holdings LLC, a private provider of hardware and software for 5G networks and Open RAN solutions (2024 to present)

EDUCATION:
■
B.A., University of Wisconsin- Platteville

■
Master of Industrial Technology, University of Wisconsin-Platteville

SKILLS AND EXPERTISE:
■
We believe Mr. Mair is qualified to serve on the Board due to his executive leadership experience and extensive operational expertise and experience primarily in the telecommunications industry in which the Company operates.

AGE 59 COMMITTEES ■ None
BRUCE W. MCCLELLAND	Non-Independent Director Director since March 2020

BACKGROUND
Ribbon Communications Inc.
■
President and Chief Executive Officer, responsible for the strategic direction and management of Ribbon (March 2020 to present)

CommScope Inc., a global network infrastructure provider
■
Chief Operating Officer, responsible for the combined portfolio of products and services (April 2019 to August 2019)

ARRIS International plc (“ARRIS”), a telecommunications equipment manufacturing company
■
Chief Executive Officer (September 2016 until its sale to CommScope in April 2019)

■
served in numerous leadership roles during 20 years at ARRIS and managed the successful acquisition and integration of the Ruckus Wireless and Brocade ICX Campus switching business from Broadcom Inc., a major step in diversifying the ARRIS business beyond the service provider market into the broader enterprise market, while strengthening the company’s wireless technology capabilities

ARRIS (cont’d)
■
held several other roles at ARRIS, including President of Network & Cloud and Global Services (April 2013 to August 2016)

■
authored several communications- related patents

Nortel Networks Corporation and Bell Northern Research (“BNR”)
■
served in leadership roles for eleven years

■
began his career with BNR in Ottawa, Canada, responsible for the development of Nortel’s SS7 switching products immediately prior to joining ARRIS

EDUCATION
■
B.E., the University of Saskatchewan

SKILLS AND EXPERTISE
We believe Mr. McClelland is qualified to serve on the Board due to his executive leadership experience, including as a chief executive officer of ARRIS, along with extensive operational expertise and experience in engineering.

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AGE 71 COMMITTEES ■ None
SHAUL SHANI	Non-Independent Director Director and Chairman of the Board since June 2020

BACKGROUND
Entrepreneur
Swarth Group and Shani Capital Group, private investment groups investing in public and private companies primarily in the communication services, technology, IT, and cyber sectors and financial markets
■
Founder and Chairman (2006 to present)

Magnum Group, an investment group investing in telecom and tech ventures, including DSP Group (a major shareholder of AudioCodes which was taken public in 1999)
■
Founder (1994 to 2006)

Sapiens International Corporation, a software development company which was listed on the Nasdaq Stock Market in 1992
■
Founder and Chief Executive Officer (1989 to 1993)

Eurosoft, an IT company
■
Founder and Chief Executive Officer

Tecnomatix Technologies
■
Founder (1983)

Oshap Technologies Ltd., a developer of flexible automation software for robotics
■
Founder and Chief Executive Officer (1982 to 1985)

BOARD SERVICE
■
ECI (where Swarth Group was the controlling shareholder) (2007 to 2012), holding the position of Chairman (2009 to 2012)

■
Global Village Telecom, a telecommunications service provider in Brazil (where Swarth Group was the lead investor), Executive Chairman (1997 until its acquisition by the Vivendi Group in 2009)

■
DSP Group (serving as director on behalf of the Magnum Group) (1999 to 2000)

■
Sapiens International Corporation, Chairman (1989 to 1993)

■
held board positions at many private and public companies in the field of telecommunications and technology over the last 30 years

SKILLS AND EXPERTISE
We believe Mr. Shani is qualified to serve on the Board due to his extensive background in finance and private equity, his extensive knowledge of the telecommunication business and his experience serving as a director of companies in the telecommunications industry.

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AGE 72 COMMITTEES ■ None
Louis Silver	Independent Director Director since April 2026

BACKGROUND
Alba Capital S.A., a private holding and investment company
■
Managing Director (2016 to present)

■
Corporate Advisor (2018 to present)

Wicklow Corp., a private holding and investment company
■
Managing Director (2016 to present)

■
Corporate Advisor (2018 to present)

RP Capital UK Ltd., a multi-class alternative investment fund focused on liquid and illiquid investments in Eastern Europe, the Middle East and Africa
■
Principal (2005 to 2015)

BOARD SERVICE
■
Ceva, Inc. (2002 to present), a leading licensor of silicon and software intellectual property.

■
DSP Group (1999 to 2012), a global provider of wireless chipset solutions for converged communications.

■
Holds and has held board positions at many private and public companies focused on investments and the technology industry over the last 25+ years

Education
■
Master of Laws, Corporate Law, New York University

■
Bachelor of Laws, Tel Aviv University

■
B.A., Harvard College

SKILLS AND EXPERTISE
■
We believe Mr. Silver is qualified to serve on the Board due to his extensive background in strategic and investment advisory services, his legal and regulatory compliance experience, as well as his experience serving as a director of numerous private and public companies, including many in the technology space.

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AGE 73 COMMITTEES ■ None
RICHARD W. SMITH	Non-Independent Director Director since October 2017

BACKGROUND
JPMorgan Chase & Co., a multinational banking and financial services holding company
■
Chairman, Private Capital, creating and guiding a series of investment entities focused initially on technology and healthcare, funded by the bank and clients (February 2021 to present)

■
Head of Private Investments, responsible for private and public company investments solely funded by the bank (November 2014 to January 2021)

■
One Equity Partners, Partner (2002 to 2015)

Allegra Partners and predecessor entities
■
Managing Partner (1981 to 2013)

Citicorp Venture Capital Ltd., a former venture and private equity investment division of Citigroup Inc.
■
Senior Investment Manager (1979 to 1981)

Morgan Guaranty Trust Company of New York
■
International Money Management Group (1974 to 1979)

BOARD SERVICE
■
GENBAND (2014 to 2017)

■
has over 46 years of experience as a board member of both public and private companies

PUBLICATION
■
Co-author of the book Treasury Management: A Practitioner’s Handbook, John Wiley & Sons, 1980

EDUCATION
■
B.A., Harvard College

SKILLS AND EXPERTISE
We believe Mr. Smith is qualified to serve on the Board due to his extensive background in finance and private equity and his experience serving as a director of companies in the telecommunications industry.

AGE 64 COMMITTEES ■ Compensation ■ Nominating, Sustainability and Corporate Governance
TANYA TAMONE	Independent Director Director since June 2020

BACKGROUND
Sogerco S.A., a private trust company
■
Chief Executive Officer (2007 to present)

Bank Leu, Fuji Bank and Cedef S.A., in Switzerland
■
Trader, specializing in currency and interest trading (1985 to 1996)

BOARD SERVICE
■
currently serves as a director for several privately held companies

SKILLS AND EXPERTISE
We believe Ms. Tamone is qualified to serve on the Board due to her experience as a Chief Executive Officer and her financial expertise.

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Corporate Governance
We are committed to strong corporate governance practices, which include building long-term value for our stockholders and assuring the success of the Company for our stockholders and stakeholders, including our employees, customers, suppliers and the communities in which we operate. To achieve these goals, our Board is charged with monitoring the performance of the Company and our officers as well as its programs and procedures to ensure compliance with laws and our overall success. Governance is an ongoing focus at Ribbon, starting with the Board and extending to management and all employees. In addition, we solicit feedback from stockholders on governance and executive compensation practices in order to improve our practices.
Strong Governance Practices

Annual election of all directors

Majority voting for director elections

Separate Chairman and CEO

Appointment of lead independent director

Substantial majority of independent directors

Independent directors meet without management

Board with wide range of experience and skills

Annual equity grant to non-employee directors

Annual Board and committee self-assessments

Annual advisory approval of executive compensation

Disclosure Committee for financial reporting

Review and approval policy for related party transactions

Share ownership guidelines for our CEO, certain officers and our non-employee directors

Clawback policy for recovering incentive-based compensation following an accounting restatement

Insider trading policy that prohibits hedging, pledging and other similar actions for our executive officers and directors

Oversight of Risk Management
At Ribbon, we believe that innovation and leadership are impossible without taking risks. We also recognize that imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could be destructive to stockholder value. The Board is responsible for assessing the Company’s approach to risk management and overseeing management’s execution of its responsibilities for identifying and managing risk. The Board exercises its responsibilities through discussions in Board meetings and also through its committees, each of which examines various components of enterprise risk as part of its responsibilities.
THE FULL BOARD
generally, oversees and evaluates: ■ strategic risks and the risks related to management delegation
THE AUDIT COMMITTEE	THE COMPENSATION COMMITTEE	THE NOMINATING, SUSTAINABILITY AND CORPORATE GOVERNANCE COMMITTEE	THE TECHNOLOGY AND INNOVATION COMMITTEE
oversees and evaluates: ■ financial, internal control, enterprise, AI and cybersecurity risks	oversees and evaluates: ■ risks related to our compensation policies	oversees and evaluates: ■ risks related to sustainability and governance	oversees and evaluates: ■ risks related to significant R&D decisions
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Each committee assesses identified risks and informs the Board about the risks as needed. Management also regularly reports on each such risk to the relevant committee or the Board. Moreover, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees. The Board believes that its role in the oversight of the Company’s risks complements our current Board structure, as our structure allows our independent directors, through our four fully independent Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.
Oversight of Cybersecurity Risks
Our Board has delegated oversight of cybersecurity risk to the Audit Committee and the Audit Committee reports on its activities and findings to the full Board. Key cybersecurity topics are presented regularly to the Audit Committee. In addition, if any cybersecurity incident is determined under our incident response policy to pose a risk in excess of an identified threshold (as set forth in the policy), our Chief Legal Officer will promptly notify the Audit Committee regarding the incident. The notification to the Audit Committee will include management’s determination regarding whether or not the incident is material to us.
Board Composition and Stockholders Agreement
Our Board currently consists of nine directors, one of whom is employed by the Company (Mr. McClelland). As previously noted in this Proxy Statement, the Company is party to the Stockholders Agreement with the JPM Stockholders and Swarth. The Stockholders Agreement provides, among other things, that:
(i)
the Board, including a majority of the independent directors as defined in the Stockholders Agreement, may approve a different number of directors that comprise the Board;

(ii)
with respect to the JPM Stockholders:

(A)
for so long as the JPM Stockholders beneficially own at least 43% of the Company’s common stock beneficially owned by the JPM Stockholders in the aggregate on March 3, 2020, the JPM Stockholders have the right to designate three directors to serve on the Board, at least two of whom must be independent directors as defined in the Stockholders Agreement;

(B)
from and after the first time that the JPM Stockholders beneficially own less than 43% and at least 29% of the Company’s common stock beneficially owned by the JPM Stockholders in the aggregate on March 3, 2020, the number of directors that the JPM Stockholders have the right to designate will be reduced to two, at least one of whom must be an independent director as defined in the Stockholders Agreement;

(C)
from and after the first time that the JPM Stockholders beneficially own less than 29% and at least 14% of the Company’s common stock beneficially owned by the JPM Stockholders in the aggregate on March 3, 2020, the number of directors that the JPM Stockholders have the right to designate will be reduced to one, who need not qualify as an independent director as defined in the Stockholders Agreement; and

(D)
from and after the first time that the JPM Stockholders beneficially own less than 14% of the shares of the Company’s common stock beneficial owned by the JPM Stockholders in the aggregate on March 3, 2020, the JPM Stockholders will have no right to designate any members of the Board; and

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(iii)
with respect to Swarth:

(A)
for so long as Swarth beneficially owns at least 88% of the shares of the Company’s common stock beneficially owned by Swarth in the aggregate on March 3, 2020, Swarth has the right to designate three directors to serve on the Board, of which at least two must be independent directors as defined in the Stockholders Agreement;

(B)
from and after the first time that Swarth beneficially owns less than 88% and at least 58% of the shares of the Company’s common stock beneficially owned by Swarth in the aggregate on March 3, 2020, the number of directors that Swarth has the right to nominate will be reduced to two Board members, of which at least one must be an independent director as defined in the Stockholders Agreement;

(C)
from and after the first time that Swarth beneficially owns less than 58% and at least 29% of the shares of the Company’s common stock beneficially owned by Swarth in the aggregate on March 3, 2020, the number of directors that Swarth has the right to nominate will be reduced to one Board member, who needs not qualify as an independent director as defined in the Stockholders Agreement; and

(D)
from and after the first time that Swarth beneficially owns less than 29% of the shares of Company’s common stock beneficially owned by Swarth in the aggregate on March 3, 2020, Swarth will have no right to nominate any members of the Board.

The Stockholders Agreement further provides that the Nominating and Corporate Governance Committee will designate the Company’s then-serving CEO as a director, as well as such additional number of directors as constitutes the full Board so that the Board has no vacancies.
In the event any director designated by the JPM Stockholders or Swarth is unable to serve, the JPM Stockholders are and/or Swarth is, as applicable, entitled to designate a replacement director, subject to the conditions set forth in the Stockholders Agreement.
Director Experience and Tenure
Our directors collectively possess a broad mix of skills, qualifications and proven leadership abilities. The Nominating, Sustainability and Corporate Governance Committee practices a long-term approach to board refreshment. The Nominating, Sustainability and Corporate Governance Committee regularly identifies individuals who would complement and enhance the current directors’ skills and experience.
It is of great importance to the Company that the Nominating, Sustainability and Corporate Governance Committee recruit directors who help achieve the goal of an experienced, diverse Board that functions effectively as a group. The Nominating, Sustainability and Corporate Governance Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity, and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating, Sustainability and Corporate Governance Committee considers a variety of factors, including independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board and contributions to the Board and its respective committees.
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BOARD EXPERTISE

Director Skills and Experience	Ewing	Grayson	Infante	Mair	McClelland	Shani	Silver	Smith	Tamone	#
Audit and financial reporting										4
Executive leadership										8
Sustainability & governance										6
Financial industry, investments, M&A										8
Global business										6
Human capital management										8
Legal, regulatory										4
Cybersecurity										5
Other public company board										7
Sales and marketing										2
Strategic planning, operations										8
Risk management										9
Technology, digital, communications										8

Director Independence
Our Corporate Governance Guidelines provide that, in determining the independence of a director, the Board will be guided by the definitions of “independent director” in the listing rules of Nasdaq and applicable laws and regulations as well as the definition of “independent director” set forth in the Stockholders Agreement.
During its annual review of director independence, the Board considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board conducted an annual review of director independence and affirmatively determined that each of R. Stewart Ewing, Jr., Bruns H. Grayson, Beatriz V. Infante, Scott Mair, Louis Silver and Tanya Tamone met the definition of “independent director” under the Nasdaq listing rules and the Stockholders Agreement. Following a review of their respective relationships, including, with respect to Mr. Smith, his affiliation with the JPM Stockholders, and with respect to Mr. Shani, his affiliation with Swarth, the Board determined that none of Bruce W. McClelland, Shaul Shani or Richard W. Smith qualify as independent directors under the Nasdaq listing rules or the Stockholders Agreement.
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There are no family relationships among any of our directors, nominees for director and executive officers.
Meeting Attendance
Our Board recognizes the importance of director attendance at Board and committee meetings. Our Board held five meetings during 2025, including four regular meetings and one special meeting. Except for Mr. Silver, who was appointed to the Board in April 2026, each of the incumbent directors attended at least 75% of the combined total meetings of the Board and its committees on which they served. While we do not have a formal policy regarding the attendance of directors at our annual meetings of stockholders, it is expected that, absent compelling circumstances, all of our directors will attend. All of the current members (excluding Mr. Silver who was appointed to the Board in April 2026) of the Board attended our 2025 annual meeting of stockholders.
Board Committees
Our Board has four standing committees:
The Audit Committee	The Compensation Committee	The Nominating, Sustainability and Corporate Governance Committee	The Technology and Innovation Committee
Each of the standing committees is composed entirely of independent directors as defined under applicable rules, including the Nasdaq rules and, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the heightened independence requirements for Compensation Committee members under the Nasdaq rules.
The following table shows the current composition of each of the Board’s standing committees:
		Committee Membership
Director	Independent	Audit	Compensation	Nominating, Sustainability and Corporate Governance	Technology and Innovation
R. Stewart Ewing, Jr.
Bruns H. Grayson
Beatriz V. Infante
Bruce W. McClelland
Scott Mair
Shaul Shani
Louis Silver
Richard W. Smith
Tanya Tamone
Number of Meetings in 2025	Board — 5	9	6	4	4
Committee Chair	Committee Member	Chairman of the Board	Lead Independent Director	Audit Committee financial expert
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Under the Stockholders Agreement and subject to the Company’s obligation to comply with any applicable independence requirements under the Nasdaq rules and the rules of the SEC, or unless waived by the JPM Stockholders, for so long as the JPM Stockholders have the right to nominate at least two directors to the Board:
(i)
the Nominating, Sustainability and Corporate Governance Committee will be comprised of three “independent directors” under the Stockholders Agreement, at least one of whom must be a designee of JPM Stockholders;

(ii)
a designee of the JPM Stockholders must be the Chairman of each of the Nominating, Sustainability and Corporate Governance Committee and the Compensation Committee; and

(iii)
only in the case that Swarth does not have the right to nominate at least two directors to the Board, a designee of the JPM Stockholders must be the Chairman of the Audit Committee.

Also under the Stockholders Agreement and subject to the Company’s obligation to comply with any applicable independence requirements under the Nasdaq rules and the rules of the SEC, or unless waived by Swarth, for so long as Swarth has the right to nominate at least two directors to the Board:
(i)
the Nominating, Sustainability and Corporate Governance Committee must be comprised of three “independent directors” under the Stockholders Agreement, at least one of whom must be a designee of Swarth,

(ii)
a designee of Swarth must be the Chairman of the Audit Committee; and

(iii)
only in the case that the JPM Stockholders do not have the right to nominate at least two directors to the Board, a designee of Swarth must be the Chairman of each of the Nominating, Sustainability and Corporate Governance Committee and the Compensation Committee.

The Nominating, Sustainability and Corporate Governance Committee determines the size and membership of each of the Audit Committee, the Compensation Committee, the Technology and Innovation Committee and all other committees established by the Board, provided that:
(i)
such determination will comply with mandatory legal and listing requirements;

(ii)
for as long as the JPM Stockholders have the right to nominate at least one director to the Board who is eligible to serve on such committee, at least one member of each such committee will be a designee of the JPM Stockholders; and

(iii)
for so long as Swarth has the right to nominate at least one director to the Board who is eligible to serve on such committee, at least one member of each such committee must be a designee of Swarth.

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AUDIT COMMITTEE
CURRENT COMMITTEE MEMBERS	All members of the committee are independent
■ R. Stewart Ewing, Jr., Chair	■ Beatriz V. Infante	■ Scott Mair

KEY RESPONSIBILITIES
As described more fully in its charter, the Audit Committee’s responsibilities include, among other things:
(i)
appointing, evaluating, retaining, compensating or setting the compensation of, and overseeing the work of and, if appropriate, terminating the appointment of the independent auditor;

(ii)
overseeing the Company’s financial reporting, including reviewing and discussing with management, the independent auditor and a member of the internal audit function, prior to public release, the Company’s annual and quarterly financial statements to be filed with the SEC;

(iii)
overseeing management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures; and

(iv)
reviewing and discussing with management and the independent auditor the Company’s financial, enterprise, cybersecurity and AI risk exposures and assessing the policies and procedures management has implemented to monitor and control such exposures.

CHARTER
The Audit Committee operates pursuant to a written charter adopted by the Board that reflects standards and requirements adopted by the SEC and Nasdaq, a current copy of which is available at investors.ribboncommunications.com under “Corporate Governance — Governance Highlights.”
QUALIFICATIONS
Our Board has determined that Mr. Ewing is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. This designation is a disclosure requirement of the SEC related to Mr. Ewing’s experience and understanding with respect to certain accounting and auditing matters, but it does not impose upon Mr. Ewing any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.
REPORT
The Audit Committee Report is on page 33 of this Proxy Statement.

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COMPENSATION COMMITTEE
CURRENT COMMITTEE MEMBERS	All members of the committee are independent
■ Beatriz V. Infante, Chair	■ Bruns H. Grayson	■ Tanya Tamone

KEY RESPONSIBILITIES
As described more fully in its charter, the Compensation Committee’s responsibilities include, among other things:
(i)
reviewing and approving the Company’s compensation plans, practices and policies for directors and executive officers, including a review of any risks arising from compensation practices and policies for employees that are reasonably likely to have a material adverse effect on the Company;

(ii)
reviewing the Company’s succession plans for executive officers, where requested to do so by the Board;

(iii)
making recommendations to the Board regarding the establishment and terms of any incentive compensation or equity-based plans and monitoring their administration;

(iv)
before selecting or receiving advice from a compensation advisor (other than in-house legal counsel), considering various factors relating to the independence of such advisor; and

(v)
reviewing the Company’s culture and policies and strategies related to human capital management, including with respect to diversity and inclusion initiatives, pay equity, talent and performance management and employee engagement.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees or members of management, consistent with applicable law and SEC and Nasdaq rules. Specifically, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other equity awards pursuant to the Company’s equity plans to certain employees of the Company.
CHARTER
The Compensation Committee operates pursuant to a written charter adopted by the Board that reflects standards and requirements adopted by Nasdaq, a current copy of which is available at investors.ribboncommunications.com under “Corporate Governance — Governance Highlights.”
REPORT
The Compensation Committee Report is on page 53 of this Proxy Statement.

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NOMINATING, SUSTAINABILITY & CORPORATE GOVERNANCE COMMITTEE
CURRENT COMMITTEE MEMBERS	All members of the committee are independent
■ Bruns H. Grayson, Chair	■ Stewart Ewing, Jr.	■ Tanya Tamone

KEY RESPONSIBILITIES
As described more fully in its charter, the Nominating, Sustainability & Corporate Governance Committee’s responsibilities include, among other things:
(i)
identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for:

(a)
nomination for election by the stockholders, and

(b)
any Board vacancies that are to be filled by the Board, subject to any rights regarding the selection of directors by holders of preferred shares and any other contractual or other commitments of the Company;

(ii)
developing and recommending to the Board, overseeing the implementation and effectiveness of, and recommending modifications as appropriate to, a set of corporate governance guidelines applicable to the Company;

(iii)
reviewing annually with the Board the composition of the Board as a whole and a succession plan in the event one or more directors ceases to serve for any reason;

(iv)
overseeing the annual self-evaluation of the Board, its committees, individual directors and management;

(v)
identifying appropriate director development and continuing education opportunities and making recommendations to the Board as appropriate; and

(vi)
reviewing the Company’s strategies, activities, policies and communications regarding sustainability matters and making recommendations to the Board as appropriate.

CHARTER
The Nominating, Sustainability and Corporate Governance Committee operates pursuant to a written charter adopted by the Board that reflects standards and requirements adopted by Nasdaq, a current copy of which is available at investors.ribboncommunications.com under “Corporate Governance-Governance Highlights.”

TECHNOLOGY & INNOVATION COMMITTEE
CURRENT COMMITTEE MEMBERS	All members of the committee are independent
■ Scott Mair, Chair	■ Beatriz V. Infante

KEY RESPONSIBILITIES
As described more fully in its charter, the Technology & Innovation Committee’s responsibilities include, among other things, reviewing and discussing with the Company’s management:
(i)
the Company’s overall corporate strategy and approach to leverage technological and commercial innovation to accomplish the financial and market goals established by the Company including business performance, market share growth and competitive leadership;

(ii)
significant investments in technology and software by the Company;

(iii)
technology risks, opportunities and trends that could significantly affect the Company and the businesses in which it operates; and

(iv)
the direction and effectiveness of the Company’s research and development operations.

CHARTER
The Technology and Innovation Committee operates pursuant to a written charter adopted by the Board, a current copy of which is available at investors.ribboncommunications.com under “Corporate Governance — Governance Highlights.”

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Director Nomination Process
The Nominating, Sustainability and Corporate Governance Committee screens and recommends candidates for nomination by the full Board, other than those directors designated pursuant to the Stockholders Agreement. There are no specific minimum qualifications for a recommended nominee to our Board; however, the Nominating, Sustainability and Corporate Governance Committee considers, among other skills and criteria, the following for nomination as a director:
■
demonstrated business knowledge, technical skills and experience;

■
an ability to exercise sound judgment in matters that relate to our current and long-term objectives;

■
commitment to understanding us and our industry and to regularly attend and participate in meetings of our Board and its committees;

■
a reputation for integrity, honesty and adherence to high ethical standards;

■
diversity of experience, background, qualifications, attributes and other desired qualities;

■
the ability and experience to understand the sometimes conflicting interests of our various constituencies and to act in the interests of all stockholders; and

■
the absence of any conflict of interest that would impair the nominee’s ability to represent the interest of all our stockholders and to fulfill the responsibilities of being a director.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating, Sustainability and Corporate Governance Committee applies the criteria generally set forth in the Nominating, Sustainability and Corporate Governance Committee Charter. The process followed by the Nominating, Sustainability and Corporate Governance Committee to identify and evaluate director candidates includes requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating, Sustainability and Corporate Governance Committee and our Board. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. In identifying potential director candidates, the Nominating, Sustainability and Corporate Governance Committee and the Board also focus on ensuring that the Board reflects a diverse set of experiences, backgrounds and skills. The Nominating, Sustainability and Corporate Governance Committee has the authority to engage independent advisors to assist in the process of identifying and evaluating director candidates, but has not engaged any such advisors to date.
Stockholder Nominations and Recommendations of Director Candidates
Stockholders who wish to recommend candidates to the Nominating, Sustainability and Corporate Governance Committee for consideration as potential director candidates should send their recommendation to:

The Nominating, Sustainability & Corporate Governance Committee c/o Corporate Secretary Ribbon Communications Inc. 6500 Chase Oaks Blvd., Suite 100 Plano, Texas 75023
In considering candidates submitted by stockholders, the Nominating, Sustainability and Corporate Governance Committee will take into consideration the current make-up of the Board, what skills should be added (if any) and the qualifications of the candidate. The Nominating, Sustainability and Corporate Governance Committee will consider director candidates recommended by stockholders
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in the same manner as candidates recommended by the Nominating, Sustainability and Corporate Governance Committee, as described above in “Director Nomination Process.”
Stockholders who wish to nominate director candidates or propose business to be considered directly at an annual meeting in accordance with the procedures set forth in our by-laws should follow the procedures set forth under the sections entitled “Stockholder Nominations and Proposals for Presentation at 2027 Annual Meeting.”
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board leadership structure that is most appropriate for the Company at this time is a non-executive Chairman. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis and makes decisions on the basis of what it considers to be best for the Company at any given point in time. Currently, our Board leadership structure consists of a non-executive Chairman, a separate CEO, a lead independent director and strong committee chairs. The Board believes its leadership structure provides for appropriate independence between the Board and management because the current leadership structure offers the following benefits:
■
increasing the independent oversight of Ribbon and enhancing our Board’s objective evaluation of our CEO;

■
focusing the CEO on Company operations instead of Board administration;

■
providing the CEO with an experienced sounding board;

■
providing greater opportunities for communication between stockholders and our Board;

■
enhancing the independent and objective assessment of risk by our Board; and

■
providing an independent spokesperson for our Company.

Executive Sessions of the Board
Our Board is structured to promote independence and is designed so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk. Under our Corporate Governance Guidelines, our independent directors are required to meet in executive session at regularly scheduled Board meetings without management present to discuss any matters the independent directors consider appropriate. We expect the Board to have at least four executive sessions each year.
Additional Governance Matters
Code of Ethics
Our Board has adopted a written Amended and Restated Code of Conduct, which qualifies as a “code of ethics” as defined by SEC rules. The Amended and Restated Code of Conduct is intended to provide guidance on the conduct expected of Ribbon’s employees, officers and directors in the interests of preserving Ribbon’s reputation for integrity, accountability and fair dealing. To ensure that our business is conducted in a consistently legal and ethical manner, our Amended and Restated Code of Conduct applies to all of our directors, officers and employees.
We intend to disclose any amendment to or waiver of a provision of the Amended and Restated Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.ribboncommunications.com.
Public Availability of Corporate Governance Documents
For more corporate governance information, you are invited to access our key corporate governance documents, including our Corporate Governance Guidelines, Amended and Restated Code of
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Conduct and the charters of our Audit Committee, Compensation Committee, Nominating, Sustainability and Corporate Governance Committee, and Technology and Innovation Committee on our corporate website at investors.ribboncommunications.com, in the section entitled Corporate Governance — Governance Highlights. The references in this Proxy Statement to our corporate website are not intended to, and do not, incorporate by reference into this Proxy Statement any materials contained on such website.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board by contacting our Investor Relations Department:

Investor Relations Department Ribbon Communications Inc. 6500 Chase Oaks Blvd., Suite 100 Plano, Texas 75023	(978) 614-8050	ir@rbbn.com
Our Investor Relations Department will review all such communications and will forward to the Lead Independent Director all communications that raise an issue appropriate for consideration by our Board.
Transactions with Related Persons
The Board adopted a written related person transaction policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Under the policy, any potential related person transactions must be reported to our Chief Legal Officer, who is responsible for determining whether such transactions constitute related person transactions subject to the policy. Our Chief Legal Officer is required to present to the Audit Committee each proposed related person transaction. The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction. If the Audit Committee does not approve or ratify a related person transaction, such transaction will not be entered into or will be terminated, as the Audit Committee directs.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock since January 1, 2025.
Stockholders Agreement
The Company has entered into the Stockholders Agreement with the JPM Stockholders and Swarth. The Stockholders Agreement provides the JPM Stockholders and Swarth with certain Board and Board committee designation rights as described above under “Corporate Governance — Board Composition and Stockholders Agreement” and “Corporate Governance — Board Committees,” and contains certain voting commitments as described in “Proposal 1 — Election of Directors.”
Standstill Restrictions
The Stockholders Agreement contains certain standstill provisions restricting the JPM Stockholders and Swarth from acquiring (or seeking or making any proposal or offer with respect to acquiring) additional shares of Ribbon common stock or any security convertible into Ribbon common stock or any assets, indebtedness or businesses of Ribbon common stock or any of its subsidiaries. Certain customary exclusions apply, and acquisition of shares of Ribbon common stock by a Ribbon stockholder will be permitted so long as such acquisition would not result in such stockholder and
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its affiliates beneficially owning a number of Ribbon common stock that is greater than 120% of the number of voting shares of Ribbon common stock held by the JPM Stockholders or Swarth, as applicable, on March 3, 2020 (or such lower number as specified in the Stockholders Agreement).
The standstill restrictions apply from the date of the Stockholders Agreement until the earlier of (i) the entry by Ribbon into a definitive agreement constituting a change of control transaction as discussed in further detail below and (ii) such date as the JPM Stockholders or Swarth, as applicable, no longer has a right to designate any members of the Board.
Change of Control
Without the approval of a majority of the disinterested directors serving on the Board, neither the JPM Stockholders nor Swarth may enter into or affirmatively support any transaction resulting in a change of control of Ribbon in which any such stockholder receives per share consideration as a holder of Ribbon common stock in excess of that to be received by other holders of Ribbon common stock.
Termination
The Stockholders Agreement will terminate by mutual consent of Ribbon, a majority in interest of the JPM Stockholders and Swarth (including the approval by a majority of Independent Directors) or with respect to either the JPM Stockholders or Swarth, on the date that such stockholder ceases to beneficially own 2% or more of the issued and outstanding Ribbon common stock.
Director Compensation
The Compensation Committee reviews the Non-Employee Director Compensation Policy (the “Director Compensation Policy”) periodically and, in consultation with its independent compensation consultant regarding compensation on levels for peer companies and the broader market, recommends changes to the Board when it deems appropriate.
The Director Compensation Policy permits a director to elect to receive all or 50% of the cash fees payable to her or him in shares of the Company’s common stock and further permits a director to defer receipt of all or 50% of any shares payable to her or him upon vesting of equity awards until the 15th day of the month following the date on which the electing director ceases to serve on the Board (or earlier in connection with a change in control as defined under the Director Compensation Policy). Pursuant to the Director Compensation Policy, Messrs. Grayson and Shani elected to receive 100% of their 2025 cash fees in shares of the Company’s common stock.
In 2025 the Board appointed Scott Mair as Vice Chairman. In this role Mr. Mair assists the Chairman and the CEO in various areas, including strategic planning and development focused on growing the Company and improving financial performance and, as requested by the CEO, advising on internal initiatives that are key to the success of the Company. In recognition of the additional time and responsibilities of the Vice Chairman role, the Board approved an additional annual retainer for Mr. Mair of $50,000 (which was pro-rated for 2025) and provided a one-time equity grant of $100,000 in restricted stock units (“RSUs”) in May of 2025.
At the request of the Compensation Committee, in 2025 FW Cook, the Compensation Committee’s independent compensation consultant, provided a report to the Compensation Committee on Ribbon’s director compensation compared to its peers. Based on the report, the Compensation Committee concluded that, while the director compensation program is structured consistent with market practice and good governance norms, total per-director compensation was positioned below the 25th percentile of the Company’s peers, which was primarily driven by the equity component of the program being valued below the 25th percentile of the Company’s peers. As a result, in 2025 the Compensation Committee approved an amendment to the Director Compensation Policy to increase the annual equity retainer paid to the non-employee directors from $145,000 to $170,000, which would position the total per-director compensation, including both cash and equity, between the 25th percentile and median.
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The following table describes the components of the non-employee directors’ compensation for 2025:
Compensation Element	Compensation Payment
Annual Retainer	$60,000(1)
Annual Equity Retainer	$170,000(1) in RSUs that vest after one year (or, if earlier, on the date of the next annual meeting if the non-employee director does not stand for re-election or is not re-elected by stockholders of the Company)
Non-Executive Chairman Fee(2)	$50,000
Lead Independent Director Fee(2)	$50,000
Vice Chairman Fee	$50,000
Committee Member Fees(2)
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating, Sustainability and Corporate Governance Committee	$5,000
Technology and Innovation Committee	$5,000
Committee Chair Fees(2)
Audit Committee	$25,000
Compensation Committee	$17,000
Nominating, Sustainability and Corporate Governance Committee	$10,000
Technology and Innovation Committee	$10,000
New Director Retainer	New non-employee directors will receive a pro rata annual equity award of RSUs, with the proration based on the number of months of service until the month of the Company’s next annual stockholders meeting
Stock Ownership Guidelines	Directors are expected to hold shares of the Company’s common stock in an amount equal to five times the annual cash retainer amount.

(1)
Mr. Smith is not entitled to annual director equity grants. In lieu of such grants, Mr. Smith is entitled to an annual cash retainer of $160,000. As described below, Mr. Smith waived receipt of this cash retainer effective April 1, 2020. Any compensation paid to Mr. Smith will be paid directly to Heritage PE (OEP) III L.P. (“Heritage III”).

(2)
Compensation for service as the Chairman of the Board, Vice Chairman, Lead Independent Director or a Committee Chair is in addition to the compensation paid for Board and committee member service.

Since joining the Board of Directors in June of 2020, Mr. Shani waived the cash fees he earned in connection with his service as Chairman of the Board in order to help the Company further enhance its cash position annually. Notwithstanding his waiver of receipt of the cash fees, Mr. Shani has continued to be actively involved in assisting the Board and the CEO in connection with numerous strategic activities the Company has undertaken over the past several years. These critical activities required Mr. Shani to devote significant time to the Company outside of the time associated with the Board’s regular meetings. In recognition of these activities, in September 2025, the Compensation Committee approved a special, one-time equity grant in the amount of $685,000 to Mr. Shani. The amount of the special grant is equal to the amount of the cash fees Mr. Shani earned and was previously entitled to but voluntarily waived. This equity grant was structured as a RSU award with cliff vesting after one-year, subject to Mr. Shani’s continued service on the Board of Directors. Pursuant to the terms of the Company’s 2025 Incentive Award Plan, Mr. Shani did not participate in the approval of the grant for this extraordinary award.
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Total Director Compensation for 2025
The following table contains information on compensation earned by each non-employee director during 2025. Mr. McClelland, our President and Chief Executive Officer, is not included in the tables below because he did not receive any additional compensation for his service as a director in 2025. Mr. Silver did not join the Board of Directors until April 2026 and therefore is not included in the tables below.
We typically use the closing price of the Company’s common stock on the last trading day prior to an award issuance to directors to calculate the number of shares subject to an annual equity awards issued to a non-employee director as part of the annual retainer. However, in 2025, given declines in the Company’s stock price from the beginning of the year until the date the Compensation Committee approved the grant of the annual awards, the Compensation Committee determined that the price used to determine the number of shares underlying such annual awards should be determined using the greater of the closing price on the trading date immediately prior to the issuance date and $4.00 per share. The closing price on the date prior to issuance was $3.74 per share and, as a result, the $4.00 per share price was used to determine the number of shares subject to the annual RSU awards. Therefore, the grant date fair value for the annual awards was less than the $170,000 provided for in the Director Compensation Policy.
Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
R. Stewart Ewing, Jr.	105,000	164,050	263,950
Bruns H. Grayson	135,000(3)	164,050	263,950
Beatriz V. Infante	107,000	164,050	263,950
Scott Mair	115,000	260,550	367,450
Shaul Shani	110,000(3)	890,073	994,973
Richard W. Smith(4)	0	0	0
Tanya Tamone	75,000	164,050	239,050

(1)
The amounts in this column do not reflect compensation actually received by the applicable director. Instead, the amounts reflect the grant date fair value of restricted stock unit awards, as calculated in accordance with Accounting Standards Codification 718, Compensation — Stock-Based Compensation (“ASC 718”).

The amounts reported for each member of the Board represents the grant date fair value of his or her grants during 2025. The grants made to each director during 2025 were as follows:
Director	Restricted Stock Units (“RSUs”) (#)	Grant Date Fair Value ($)
R. Stewart Ewing, Jr.	42,500(a)	164,050
Bruns H. Grayson	42,500(a)	164,050
Beatriz V. Infante	42,500(a)	164,050
Scott Mair	67,500(a)(b)	260,550
Shaul Shani	227,110(a)(c)	890,073
Tanya Tamone	42,500(a)	164,050

(a)
Annual director award of 42,500 RSUs granted on June 16, 2025 and will vest on June 16, 2026.

(b)
Includes special one-time grant of 25,000 RSUs to Mr. Mair in connection with his appointment as Vice Chairman. These RSUs were granted on June 16, 2025 and will vest on June 16, 2026.

(c)
Includes special one-time grant of 185,210 RSUs to Mr. Shani as described above in connection with services provided to the Company while electing to not take his cash fees earned as director compensation. These RSUs were granted on October 15, 2025 and will vest on October 15, 2026.

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As of December 31, 2025, our non-employee directors held an aggregate of 464,410 unvested RSUs as follows:
Director	Number of Unvested RSUs Held as of December 31, 2025 (#)
R. Stewart Ewing, Jr.	42,500
Bruns H. Grayson	42,500
Beatriz V. Infante	42,500
Scott Mair	67,500
Shaul Shani	227,110
Richard W. Smith	—
Tanya Tamone	42,500

(2)
Non-employee directors are also eligible to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at our Board or committee meetings.

(3)
Pursuant to the Director Compensation Policy, Messrs. Grayson and Shani elected to receive 100% of the cash fees otherwise payable to them in unrestricted shares of our common stock.

(4)
Mr. Smith is not entitled to any equity compensation in connection with his service as a director. Mr. Smith waived receipt of any cash compensation for his service as a director in 2025.

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AUDIT MATTERS
2	Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte has acted as the independent registered accounting firm of Ribbon since the closing of the GENBAND merger in 2017, and of Sonus Networks, Inc. from August 2005 until the closing of the GENBAND merger. We are asking our stockholders to ratify this appointment. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. If this proposal is not approved at the 2026 Annual Meeting, our Audit Committee may consider this fact when it appoints our independent registered public accounting firm for the fiscal year ending December 31, 2027. Even if the proposal is approved at the 2026 Annual Meeting, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the interests of the Company and its stockholders.
Representatives of Deloitte are expected to attend the 2026 Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions from stockholders.
PROPOSAL 2	The Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2026.
Deloitte Fees
The following is a summary and description of fees for services provided by Deloitte in 2025 and 2024:
Fee Category	Fiscal Year Ended
	2025 ($)	2024 ($)
Audit fees(1)	2,685,997	2,440,707
Audit-related fees(2)	—	—
Tax fees(3)	128,022	142,543
All other fees(4)	4,103	4,103
Total	2,818,122	2,587,353

(1)
Audit fees. These amounts represent fees for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filing and similar engagements for the fiscal year, such as consents and assistance with review of documents filed with the SEC. Audit fees also include advice on accounting matters that may arise in connection with, or as a result of, the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

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(2)
Audit-related fees. Audit-related fees consist of fees related to due diligence services and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

(3)
Tax fees. Tax fees consist of professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, value-added tax compliance, and transfer pricing advice and planning.

(4)
All other fees. All other fees consist of professional products and services other than the services reported above, including fees for our subscription to Deloitte’s online accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to our engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and our management submit a list of services expected to be rendered during that year for each of the four categories of services to the Audit Committee for approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and our management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved all of the services and fees of Deloitte set forth above in accordance with such policy.
Our Audit Committee requires the regular rotation of the lead audit partner and concurring partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and is responsible for recommending to our Board policies for hiring employees or former employees of the independent registered public accounting firm. The Audit Committee has determined that the provision of services described above to us by Deloitte is compatible with maintaining Deloitte’s independence.
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Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
We reviewed Ribbon’s audited financial statements for the fiscal year ended December 31, 2025 and discussed these financial statements with Ribbon’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Ribbon’s management is responsible for Ribbon’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Ribbon’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of Ribbon’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements and issuing a report on the effectiveness of Ribbon’s internal control over financial reporting as of the end of the fiscal year. Our responsibility is to monitor and review these processes. We also reviewed and discussed with Deloitte the audited financial statements and the matters required by the SEC and PCAOB.
Deloitte provided us with, and we reviewed, the written disclosures and the letter required by the applicable requirements of the PCAOB that independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. In addition to engaging in this discussion with Deloitte regarding its independence, we also considered whether Deloitte’s provision of other, non-audit related services to Ribbon is compatible with maintaining Deloitte’s independence.
Based on our discussions with management and Deloitte, and our review of information provided by management and Deloitte, we recommended to the Ribbon Board of Directors that the audited financial statements be included in Ribbon’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by,
THE AUDIT COMMITTEE

R. Stewart Ewing, Jr. (Chair)	Beatriz V. Infante	Scott Mair
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EXECUTIVE OFFICERS
The executive officers of the Company as of the date hereof are listed below:
Name	Age	Position
Bruce W. McClelland	59	President and Chief Executive Officer
John Townsend	63	Executive Vice President, Chief Financial Officer
Sam Bucci	61	Executive Vice President, Chief Operating Officer
Patrick Macken	52	Executive Vice President, Chief Legal Officer and Corporate Secretary
Steve McCaffery	59	Executive Vice President, Global Sales
Biographical information regarding each executive officer other than Bruce W. McClelland is set forth below. Mr. McClelland’s biographical information is set forth above under the section entitled “Proposal 1 — Election of Directors.”
AGE 63
JOHN TOWNSEND	EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

BACKGROUND
Ribbon Communications Inc.
■
Executive Vice President and Chief Financial Officer (November 2024 to present)

Digicel Group, a leading telecommunications carrier in the Caribbean
■
Group Chief Financial Officer (2022 to 2023)

Verizon, Inc., a global telecommunications company
■
Multiple group CFO positions including Verizon Wireline, Verizon Wireless, Verizon Consumer and Verizon Business (2013 to 2022)

Earlier in his career, he gained valuable experience as ■ Auditor at KPMG EDUCATION ■ Bachelors in Economics and Business Finance, Manchester University ■ Chartered Accountant

AGE 61
SAM BUCCI	EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER

BACKGROUND
Ribbon Communications Inc.
■
Executive Vice President and Chief Operating Officer (January 2023 to present)

■
Executive Vice President and General Manager, IP Optical Networks Business Unit (September 2020 to December 2022)

Nokia / Alcatel-Lucent, a global communications solutions company
■
Director optical networking business unit (1994 to 2020)

Nortel Networks, a global communications solutions company
■
served in the optical business unit in various senior product management, sales and business development roles over several years

EDUCATION
■
B.E., with distinction, McGill University

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AGE 52
PATRICK MACKEN	EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

BACKGROUND
Ribbon Communications Inc.
■
Executive Vice President, Chief Legal Officer and Corporate Secretary (June 2020 to present)

ARRIS International plc, a global communications solutions company
■
Senior Vice President, General Counsel and Secretary (2015 to 2019)

Troutman Sanders LLP (now Troutman Pepper Locke LLP)
■
Partner in the corporate practice

EDUCATION
■
J.D., magna cum laude, Tulane Law School; member of the Order of the Coif

■
B.A., Tulane University

AGE 59
STEVE MCCAFFERY	EXECUTIVE VICE PRESIDENT, GLOBAL SALES

BACKGROUND
Ribbon Communications Inc.
■
Executive Vice President, Global Sales (October 2025 to present)

■
Executive Vice President, Sales — EMEA and APAC Regions (January 2021 to February 2023)

Halo Technologies (an Amphenol Company), a leading provider of active and passive fiber optic interconnect components
■
Executive Vice President — International Operations (March 2023 to October 2025)

ARRIS International plc, a global communications solutions company ■ Director of international business (2013 to 2019) EDUCATION ■ B.A., with honors, University of Warwick

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EXECUTIVE COMPENSATION
3	Proposal 3 — Approval, on a Non-Binding, Advisory Basis, of the Compensation of Our Named Executive Officers
The Board is dedicated to excellence in governance and is mindful of the interests our stockholders have in our executive compensation program. As part of that commitment as required by Section 14A of the Exchange Act, our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers. This proposal, which is typically called the “Say-on-Pay” proposal, offers stockholders the opportunity to express their opinions on our 2025 executive compensation program and policies for our named executive officers through the following resolution:
“RESOLVED, that the stockholders of Ribbon Communications Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and the related narratives in the Proxy Statement for the Company’s 2026 Annual Meeting of stockholders.”
This vote is not intended to address any specific element of compensation, but rather the overall compensation policies and practices relating to the named executive officers. Even though the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Board and its Compensation Committee will, as they have done in prior years, consider the outcome of this vote when making future compensation arrangements. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committees thereof). At the annual meeting held in 2025, stockholders cast 98.7% of the votes “for” this proposal at that meeting.
We believe that for the reasons summarized in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have a compensation program deserving of stockholder support. Unless the Board modifies its policy regarding the frequency of holding “say on pay” advisory votes, such votes will take place every year and the next such vote will occur at the 2026 Annual Meeting.
PROPOSAL 3	The Board recommends that stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
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Compensation Discussion and Analysis
The following discussion and analysis contain statements regarding performance targets and goals of the Company. These targets and goals are discussed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Investors should not apply these statements to other contexts.
CD&A CONTENTS
37	OVERVIEW
37	2025 NAMED EXECUTIVE OFFICERS
38	EXECUTIVE SUMMARY OF 2025 EXECUTIVE COMPENSATION DECISIONS
38	Executive Compensation Highlights
39	Our Guiding Compensation Philosophy
40	Consideration of Stockholder Say-on-Pay Vote
41	OVERVIEW OF THE COMPANY’S COMPENSATION PROGRAM
41	Who Oversees the Company’s Compensation Program?
42	Competitive Benchmarking
43	COMPENSATION COMPONENTS
43	Compensation Mix
44	How Target Levels of Compensation Are Determined
44	2026 COMPENSATION
44	Base Salary
44	Annual Cash Bonuses
46	Equity-Based Incentives
47	Performance Goals
49	BENEFITS AND OTHER COMPENSATION
50	SEVERANCE AND SEPARATION ARRANGEMENTS
50	COMPENSATION POLICIES AND PRACTICES
50	Stock Ownership Requirements
51	Clawback Policy
51	Insider Trading Policy and Policy Regarding Transactions Involving Hedging, Monetization, Margin Accounts and Pledges
51	Timing of Stock Options and Other Equity Awards
51	TAX AND ACCOUNTING CONSIDERATIONS
51	Accounting for Stock-Based Compensation
51	Policy on Deductibility of Executive Compensation
52	RISK MANAGEMENT AND OUR EXECUTIVE COMPENSATION PROGRAM

Overview
This section explains our compensation philosophy and describes the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2025 Summary Compensation table and other compensation tables contained in this Proxy Statement.
2025 Named Executive Officers

Bruce W. McClelland	John Townsend	Sam Bucci
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Chief Operating Officer
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Patrick Macken	Steve McCaffery	Dan Redington
Executive Vice President, Chief Legal Officer and Corporate Secretary	Executive Vice President, Global Sales	Former Executive Vice President, Global Sales (Mr. Redington left Ribbon Effective September 30, 2025)
Executive Summary of 2025 Executive Compensation Decisions
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with sound governance practices that are intended to best serve our stockholders’ long-term interests. In making its compensation decisions for 2025, the Compensation Committee considered, among other things:
■
our financial and operational results for the year,

■
the result of the say-on-pay vote at our 2025 annual meeting of stockholders, and

■
the achievement of the compensation objectives set by the Compensation Committee.

The components of the NEOs’ compensation and the key decisions underlying such components are described below.
TARGETED COMPENSATION COMPONENTS OF THE CEO AND CURRENT NEOs
(AS A PERCENTAGE OF TOTAL DIRECT COMPENSATION)
Our NEOs are responsible for achieving both short- and long-term performance goals critical to our long-term success. Accordingly, compensation is weighted more heavily towards rewarding variable compensation as an individual rises within the organization.
Executive Compensation Highlights
The Compensation Committee reviews its pay practices to help ensure that they are aligned with the goals and objectives of the business established by the Board, and that such practices reflect what the Compensation Committee believes are good pay practices and support the Company’s strong governance and pay for performance compensation philosophy. No material changes were made to the pay practice structure in 2025.
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Our Guiding Compensation Philosophy
Our compensation philosophy and practices are a critical part of our business strategy. We have a rigorous performance and compensation management system, and we believe our compensation processes and programs are aligned to provide strong incentives for success while appropriately balancing risk. In setting policies and practices regarding compensation, our guiding philosophy is that our compensation programs should:
We seek to accomplish these objectives by:
■
providing independent Compensation Committee oversight;

■
encouraging and rewarding outstanding initiative, achievement, teamwork, appropriate business-risk taking and a shared success environment; and

■
reinforcing critical measures of performance derived from our business strategy and key success factors.

These objectives, and our general compensation philosophy, are reviewed on an annual basis and updated as appropriate.
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Some of the key features of our compensation programs and practices are as follows:
Compensation Best Practices that We Follow

PAY FOR PERFORMANCE

■
A significant portion of the NEOs’ target compensation is performance-based, share-linked or both

■
Over 45% of annual long-term equity awards granted to the NEOs in 2025 are performance-based

■
100% of annual performance-based equity awards made to the NEOs in 2025 are tied to relative total stockholder return over a multi-year period

CONSERVATIVE SEVERANCE ARRANGEMENTS

■
6- or 12-months base salary payment for termination without cause for NEOs (24-months for CEO in connection with termination without cause following a change of control)

■
“Double Trigger” for acceleration of equity awards upon a change of control

COMPENSATION BENCHMARKING and review of market compensation data, including the compensation practices, of peer companies in evaluating the compensation of our NEOs

MEANINGFUL STOCK OWNERSHIP REQUIREMENTS

■
6x base salary for the President and CEO

■
2x base salary for the remaining NEOs

MINIMAL PERQUISITES are provided to our NEOs

ROBUST AND LONG-STANDING CLAWBACK POLICY

MITIGATE UNDUE RISK by utilizing defined maximum payouts for performance-based compensation in order to prevent out-sized payouts

HOLD AN ANNUAL ADVISORY VOTE on the compensation paid to our NEOs

INDEPENDENT COMPENSATION CONSULTING FIRM, engaged by the Compensation Committee, that provides no other services to the Company

Compensation Practices that We Do Not Follow

NO GUARANTEED BONUSES for our executive officers generally

NO INDIVIDUAL PERFORMANCE OR NON-FINANCIAL METRICS for determining annual bonus for the NEOs

NO DISCOUNTED STOCK AWARDS, RELOADS OR REPRICING without stockholder approval

NO HEDGING OR PLEDGING of shares permitted for our executive officers and directors

NO TAX GROSS-UP PAYMENTS with respect to any payments made in connection with severance including any change of control

NO BROAD SHARE RECYCLING under our stock incentive plans

Consideration of Stockholder Say-on-Pay Vote
The Compensation Committee has historically considered the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program, including engaging in stockholder outreach.
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STOCKHOLDER ENGAGEMENT

■
In 2025, we engaged with our two largest stockholders, through Messrs. Shani and Smith, two of our non-employee directors, to discuss matters relating to the compensation of our executive officers, generally.

■
Additionally, in 2025, we met with investors regularly to discuss matters of interest to such stockholders.

■
At the 2025 Annual Meeting of Stockholders, ~99% of the votes cast were in support of our say-on-pay proposal.

The Compensation Committee also engaged its independent compensation consultant, FW Cook, to review our executive compensation program in a manner that we believe reflects the goals of our current business, and certain material aspects of the current compensation program are described in this Compensation Discussion and Analysis section. While we believe our current program provides the appropriate incentives and pay-for-performance culture for our NEOs, the Compensation Committee intends to continue to review our compensation practices in the future based on the results of say-on-pay votes and to engage stockholders for input into the Company’s pay practices, where appropriate.
Overview of the Company’s Executive Compensation Program
The Company’s executive compensation program is administered by the Compensation Committee. In addition to attracting and retaining high caliber executives, the components of the executive compensation program are designed to reward the successful execution of corporate strategies, foster and drive continuous improvement, and encourage a high-performance culture, both on an annual basis and over the long-term.
Who Oversees the Company’s Executive Compensation Program?
THE COMPENSATION COMMITTEE
The Compensation Committee is primarily responsible for overseeing the Company’s executive compensation program. Our Board sets the overall corporate performance objectives for each year, while the Compensation Committee determines and approves the compensation level for the CEO; reviews the recommendations of the CEO and approves compensation levels of other executive officers; evaluates the performance of these executives; and evaluates and approves all grants of equity-based compensation to the CEO and the other executive officers. All decisions regarding the CEO’s compensation are made by the Compensation Committee in executive session without the CEO present. After the end of the fiscal year, the Compensation Committee reviews the actual corporate performance to determine the appropriate cash incentive amount, if any, to be paid to each eligible executive officer.
ROLE OF THE COMPENSATION CONSULTANT
The duties of the compensation consultant we engage are generally to evaluate board and executive compensation, perform an analysis on realized pay alignment with financial and stock performance, keep the committee apprised of general compensation trends, provide competitive market practice data and benchmarking (including peer group determination), participate in the design and implementation of certain elements of the executive compensation program, assist in share usage analysis and determinations with respect to our equity incentive plans (including with respect to our share reserve), assist the Compensation Committee in developing compensation recommendations for our CEO, assist our CEO in developing compensation recommendations to present to the Compensation Committee for the other executive officers and assist in reviewing compensation related matters in our proxy statement and other relevant public filings.
The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.
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Since December 2017, FW Cook has served as the independent compensation consultant of the Compensation Committee and has advised the Compensation Committee regarding its compensation decisions. The Compensation Committee annually assesses FW Cook’s independence relative to standards prescribed by the SEC and determined that no conflicts existed.
ROLES OF THE CHIEF EXECUTIVE OFFICER AND THE SENIOR VICE PRESIDENT OF HUMAN RESOURCES
The CEO, in consultation with the Senior Vice President of Human Resources, develops compensation recommendations for the Compensation Committee to consider for the Company’s other executive officers. The CEO considers various factors when making individual compensation recommendations, including the relative importance of the executive’s position within the organization, the individual tenure and experience of the executive, peer benchmark data and the competitive landscape for similar positions and the executive’s individual performance and contributions to the Company’s results.
The Compensation Committee considers, but is not bound by, compensation recommendations made by the CEO. The Compensation Committee determines the CEO’s compensation in its sole discretion.
Competitive Benchmarking
As part of the ongoing assessment of our executive compensation program, the Compensation Committee, with the assistance of its compensation consultant, reviews market compensation data, including the compensation practices of similarly situated peer companies. Accordingly, the Compensation Committee annually reviews and updates, as needed, the peer group to ensure its continued appropriateness in serving as a market frame of reference.
The peer group generally consists of publicly-traded information technology companies that are in the communications equipment and related sub-industries with market capitalization and revenue in a similar range to that of the Company.
In evaluating and selecting companies for inclusion in the peer group, the Compensation Committee targets businesses generally in the telecommunications and/or networking industries with an additional focus on executive talent and business-line competitors, global scope and complexity, research and development expenses, and market capitalization and revenue multiples.
In September 2025, the Committee determined, in consultation with FW Cook, that no changes to the peer group were needed given that the Company’s business and competition were similar to the prior year. The current peer group is outlined below.
CURRENT RIBBON EXECUTIVE COMPENSATION
PEER GROUP COMPANIES
A10 Networks Inc. (ATEN) ADTRAN Holdings, Inc. (ADTN) AudioCodes Ltd. (AUDC) Aviat Networks, Inc. (AVNW) CalAmp Corp. (CAMPQ)	Calix, Inc. (CALX) Cambium Networks Corporation (CMBM) CSG Systems International, Inc. (CSGS) Extreme Networks, Inc. (EXTR) Harmonic Inc. (HLIT)	NETGEAR, Inc. (NTGR) NetScout Systems, Inc. (NTCT) Viavi Solutions Inc. (VIAV)
FW Cook compiled and provided the Compensation Committee with compensation information from the peer group based on the publicly-filed documents of each member of the peer group. While the Compensation Committee considers the compensation of our peer group companies’ senior executives, it does not benchmark a particular percentile for the total compensation of our NEOs or for any component thereof.
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Compensation Components
The Compensation Committee annually reviews fixed and variable compensation received by our NEOs, including:
■
base salary,

■
annual bonus incentives,

■
equity awards, and

■
other benefits (e.g. health and retirement).

Our executive compensation program has four major components that support the Company’s compensation objectives, each of which is discussed in detail below. Such major components reflect the compensation provided to our NEOs in 2025.
Compensation Mix
A significant portion of our executive officers’ total direct compensation (which includes base salary, cash bonus and equity-based incentives) opportunity is attributable to variable compensation — that is, the amount our executives earn is dependent upon Company performance. The 2025 equity-based component of our NEOs’ total compensation consisted primarily of (i) restricted stock units, the vesting of which is subject to established performance metrics (“PSUs”), and (ii) restricted stock units that are subject to time-based vesting (“RSUs”), and in both cases the value of which is tied to the Company’s common stock. These variable elements were intended to align the executives’ performance and interests with Company performance and long-term stockholder value.
The table below generally summarizes the elements of our NEO compensation program in 2025:
	Element	Form of Compensation	Purpose	Link to Company Performance
◀ FIXED ▶	BASE SALARIES	■ Cash	■ Provide competitive, fixed compensation to attract and retain exceptional executive talent	■ Low
◀ VARIABLE ▶	ANNUAL BONUS INCENTIVES	■ Cash	■ Provide a direct incentive to achieve strong annual operating results	■ High
	LONG-TERM EQUITY INCENTIVES	■ PSUs ■ RSUs	■ Encourage executive officers to build and maintain a long-term equity ownership position in Ribbon so that their interests are aligned with those of our stockholders	■ High
◀ OTHER ▶	HEALTH, RETIREMENT AND OTHER BENEFITS	■ Eligibility to participate in benefit plans generally available to our employees, including 401(k) plan, premiums paid on long-term disability and life insurance
■
Benefit plans are part of a broad-based employee benefits program

■
Except in limited circumstances as discussed in the footnotes of our Summary Compensation Table, our executives do not generally receive any material nonqualified deferred compensation plans or perquisites

■ Low
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How Target Levels of Compensation Are Determined
In determining the amount of compensation to pay our NEOs, the Compensation Committee considers factors such as the executive officer’s role within the Company and the level of responsibility, skills and experiences required by the position, the executive officer’s qualifications, our ability to replace such individual and the overall competitive environment for executive talent.
The Compensation Committee also considers the Company’s performance, the executive’s performance, the Compensation Committee’s view of internal equity and consistency and other considerations it deems relevant. In analyzing these factors, the Compensation Committee reviews competitive compensation data gathered in comparative surveys and SEC filings. The Compensation Committee does not have a policy for allocating target compensation among the various elements in any particular ratio, but generally attempts to provide an allocation similar to that used by other companies with whom the Company competes for executive talent using the peer data provided by our compensation consultant. Of the elements of total direct compensation, only base salary is fixed compensation, while cash bonuses and equity-based awards are both variable compensation and contingent on the Company’s financial or stock performance.
2026 Compensation
The established targets for individual components and overall executive compensation are designed to be market competitive in order to attract, motivate and retain the executives necessary to drive and achieve the Company’s objectives. In some cases, individual components may be positioned higher or lower in the market range in order to emphasize a particular element or if individual circumstances dictate. The Compensation Committee believes that the overall compensation program serves to balance the mix of cash and equity compensation with the mix of short- and long- term compensation for our NEOs.
Base Salary
Base salaries are designed to reflect the scope of responsibilities, performance and competencies of the individual executives, and the relation of that position to other positions in the Company and the external benchmark data for similar positions at peer companies. Each NEO’s salary and performance are reviewed annually as well as at the time of a promotion or other change in responsibilities.
	Annual Base Salary ($)
Named Executive Officer	2025	2024
Bruce McClelland	750,000	750,000
John Townsend	500,000	500,000
Sam Bucci	493,117(1)	458,850(1)
Patrick Macken	478,500	478,500
Steve McCaffery	105,876(2)	—
Dan Redington	342,346(3)	525,000(3)

(1)
Mr. Bucci’s compensation is paid in Canadian dollars and all amounts have been converted to U.S. dollars using the exchange rate at December 31 of the applicable year.

(2)
Mr. McCaffery’s salary is paid in British pounds and all amounts have been converted to U.S. dollars using the exchange rate as of December 31, 2025. Mr. McCaffery joined Ribbon in October 2025; the amount above reflects the pro-rated amount of his annual salary of $516,146.

(3)
Mr. Redington left the Company effective as of September 30, 2025 and amount above reflects the pro-rated amount of his annual salary through such date.

Annual Bonuses
Annual incentives provide NEOs with the opportunity to earn additional compensation beyond base salary. The eligibility for an annual bonus creates an incentive to achieve desired near-term
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corporate goals that are in furtherance of the Company’s long-term objectives. The compensation program establishes target bonuses for each NEO that are expected to represent a substantial part of total compensation for our NEOs, if earned. The 2025 target bonus for each NEO is set forth below and was unchanged from 2024.
Named Executive Officer	2025 Target Bonus (as % of Base Salary)
Bruce McClelland	100%
John Townsend	75%
Sam Bucci	75%
Patrick Macken	75%
Steve McCaffery	75%
Dan Redington	75%
Our NEOs are eligible to participate in the Company’s Senior Management Cash Incentive Plan (the “SMCIP”). In 2025, in order to more closely align with the Company’s historical revenue pattern, where sales are typically lowest in the first quarter and highest in the fourth quarter, the SMCIP was structured with payouts based on the achievement of financial targets established by the Compensation Committee for the first six months of the year (30% weighting) and the last six months of the year (70% weighting), with participants required to remain employed with the Company through year end in order to receive any payout. The Compensation Committee determined that two financial metrics would be used for both portions of the SMCIP — consolidated revenues (50% weighting) and pre-bonus Adjusted EBITDA (50% weighting). In addition, the Compensation Committee retains the discretion to increase or decrease a payout to any NEO based on extraordinary performance factors, if any.
	Target First Half 2025 SMCIP Bonus Metrics for NEOs (30% Weighting for Full Year) (in millions)			Actual First Half 2025 Results ($ in millions)	First Half Payout Result	First Half 2025 Weighting
Performance Metric	Minimum 0% ($)	Target 100% ($)	Maximum 200% ($)
Revenue	370	405	430	402	91%	50%
Adjusted EBITDA (pre-bonus)(1)	25	45	55	40	69%	50%
	Target Second Half 2025 SMCIP Bonus Metrics for NEOs (70% weighting for Full Year) (in millions)			Actual Second Half 2025 Results ($ in millions)	Second Half Payout Result	Second Half 2025 Weighting
Performance Metric	Minimum 0% ($)	Target 100% ($)	Maximum 200% ($)
Revenue	440	495	520	443	5%	50%
Adjusted EBITDA (pre-bonus)(1)	55	102	125	71	21%	50%
Total Payout Result Based on First Half (30%) and Second Half (70%) Weighting	31.6%

(1)
Adjusted EBITDA (pre-bonus) is calculated by excluding from (Loss) income from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition-related inventory adjustments; certain litigation costs; impairment of goodwill; acquisition-, disposal- and integration related expense; and restructuring and related expense.

As noted in the table above, for the first six months of 2025, revenue and Adjusted EBITDA (pre-bonus) were approximately $402 million and $40 million, respectively, which would result in a first-half payout of approximately 75% under the SMCIP. For the last six months of 2025, revenue and
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Adjusted EBITDA (pre-bonus) were approximately $443 million and $71 million, respectively, which would result in a second-half payout of approximately 13% under the SMCIP, and a total full year payout (given the respective weighting of the first half (30%) and second half (70%)) of approximately 32%. However, in reviewing the Company’s 2025 results, in particular the Company’s sales in the fourth quarter compared to internal expectations, the Compensation Committee, in consultation with the Board, elected to use its discretion under the SMCIP to decrease the payouts to participants to levels equivalent to the Company achieving 30% of target for the full year. The Compensation Committee did not further adjust the individual payout under the SMCIP to any NEO based on his individual performance in 2025.
As a result, the bonuses paid to the NEOs in 2025 under the SMCIP were as follows:
Named Executive Officer	Target Annual Bonus Under SMCIP	Cash Bonus Paid Under SMCIP
Bruce McClelland	$750,000	$225,188
John Townsend	$375,000	$112,594
Sam Bucci	$344,138	$112,779
Patrick Macken	$358,875	$107,752
Steve McCaffery	$292,500	$77,422(1)
Dan Redington	$322,500	$80,740(2)

(1)
Reflects pro-rated cash bonus for period October 20, 2025 through December 31, 2025 based on 100% of target pursuant to terms of Mr. McCaffery’s employment agreement.

(2)
Prorated cash bonus payable through September 30, 2025, the effective date for Mr. Redington’s termination from Ribbon.

Annual Equity-Based Incentives
Equity-based incentives are provided to executives whose decisions and actions have a direct impact upon our long-term performance and success. PSUs and RSUs were granted to our executive officers in 2025 to link a significant portion of their compensation directly to our long-term success, which aligns with the Compensation Committee’s philosophy. In determining the size of the PSU and RSU awards granted to each executive officer in 2025, the Compensation Committee considered a multitude of factors including:
■
the executive officer’s role,

■
past performance,

■
anticipated contribution to our long-term goals,

■
areas of focus for the year,

■
market data,

■
equity granted in prior years, and

■
existing levels of stock ownership.

As previously noted in last year’s proxy statement, because of the limited number of shares available under our incentive award plan at that time, the annual equity awards granted to the NEOs in 2024 were smaller than normal. As a result, following the adoption at the 2025 annual meeting of stockholders of our 2025 Incentive Award Plan (the “2025 Plan”), we made additional grants to the NEOs (the “True-up Awards”) to approximately reflect the additional awards that would have been made in 2024 had sufficient shares been available under the existing plan at that time. In addition, as discussed further below under “— McClelland Strategic Achievement Award,” we also made an additional equity grant to Mr. McCelland in 2025. Mr. McCaffery, who joined Ribbon in October 2025, received equity awards, as discussed below under “— McCaffery Sign-On Awards,” in connection with his appointment as Executive Vice President, Global Sales of the Company.
The aggregate equity grants made to our NEOs in 2025 are shown in the table below.
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	Performance-Based Stock Units (# at Target Vesting)		RSUs (#)
Named Executive Officer	Annual	True-Up	Annual	True-Up	Special
Bruce McClelland	220,588	272,943	375,000	474,684	3,125,000
John Townsend	—	—	—	—	—
Sam Bucci	250,000	60,654	250,000	105,485	—
Patrick Macken	162,500	51,556	162,500	89,662	—
Steve McCaffery	108,006(1)	—	540,033(1)	—	—
Dan Redington	112,500	48,523	112,500	84,388	—

(1)
Comprised entirely of the McCaffery Sign-On Awards (as defined below).

2025 ANNUAL EQUITY AWARDS
Generally 50% of the annual equity-based incentives granted to our executives officers are in the form of RSUs and 50% are in the form of PSUs, as described in more detail below. In light of the inducement grants made to Mr. Townsend in November 2024 in connection with his appointment as our Chief Financial Officer, and to Mr. McCaffery in October 2025, as described below under “— McCaffery Sign-On Awards,” no additional annual equity awards were made to Messrs. McCaffery and Townsend in 2025.
2025 ANNUAL PSUS.   The annual PSU awards, including those made in 2025, typically vest after three years and have both performance and service conditions. The portion of the annual PSUs with vesting subject to financial metrics can vest between 0% and 150% of the target amount of the award. For the portion of the annual PSUs with vesting subject to relative total stockholder return, that portion can vest between 0% and 200% of target as discussed below.
The performance conditions for the 2025 Annual PSUs were again based on key financial performance metrics (60% of the total target award amount) and relative total stockholder return over a three-year period (40% of the total target award amount).
Performance Goals for Annual PSUs.   Due to the challenge of setting multi-year goals in our industry, the Compensation Committee establishes annual corporate performance goals at the start of each performance period covered by the annual awards (60% total weighting of the target award value for the 2025 Annual PSUs). While shares are earned at the end of each one-year performance period, they do not vest and become payable until the end of the full three-year period under the terms of the 2025 Annual PSU awards.
For the performance period beginning January 1, 2025 through December 31, 2025, the corporate performance goal established by the Compensation Committee for the 2025 Annual PSUs was consolidated revenue (50% weighting) and Adjusted EBITDA (pre-bonus) (50% weighting). The revenue and Adjusted EBITDA (pre-bonus) goals and potential payouts are set forth in the table below. These performance goals also applied to the 2024 performance period under PSUs granted to the NEOs in 2023 and 2024 (the “Previously Outstanding Annual PSUs”).
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	PSU 2025 Performance Metrics (in millions)
Performance Metric	Minimum 0% ($)	Target 100% ($)	Maximum 150% ($)	Weighting
Revenue	810.0	900.0	925.0	50%
Adjusted EBITDA (pre-bonus)	80.0	147.0	163.0	50%
For 2025, the Company’s full year revenue was $845 million and Adjusted EBITDA (pre-bonus) was $112 million. The financial achievements resulted in 36% of the target shares being earned for the 2025 performance period.
RELATIVE TSR.   Relative total stockholder return (“Relative TSR”), which comprises 40% of the total target annual PSU award, is the return on the Company’s stock taking into account the change in the stock price over the three- year measurement period and assuming any dividends are reinvested. Ribbon’s stock performance over the three-year period is compared on a relative basis to a peer index and measured “point-to-point,” with the starting and ending points based on the average 20-trading day closing stock prices at the end of our fiscal years to smooth out any single day volatility. The Nasdaq Telecommunications Index is the peer index used to measure Relative TSR, which is the same peer index used for the “— Pay Versus Performance Disclosures.”
The table below provides the payout range for the Relative TSR portion of the 2025 Annual PSUs. This portion of the PSU awards cliff vest at the end of the three-year performance period with linear interpolation between each performance hurdle (e.g., 40th percentile Relative TSR performance yields 80% of target payout on this metric).
Payout for Relative TSR Achievement Metric	Relative TSR Achievement
200%	75th percentile
100%	50th percentile
50%	25th percentile
2025 ANNUAL RSUS
The annual RSUs granted to the NEOs in 2025 vest over a three-year period with one-third of the award vesting on the first anniversary of the grant date and one-sixth of the RSUs vesting every six months thereafter, subject to the NEO’s continued employment with the Company.
2025 TRUE-UP AWARDS
As previously discussed, because of the limited number of shares available under our prior incentive award plan at the time grants were made to our NEOs in 2024, the size of the awards made at that time was smaller and the vesting periods were shortened. For example, the annual RSUs granted in 2024 vested in full on the first anniversary of the grant date, compared to the usual three years for full vesting of our typical annual RSU awards. Similarly, for the PSU awards made in 2024, they provided for shares to be earned based on two annual financial periods rather than the usual three. Following the adoption of the 2025 Plan, the Compensation Committee believed that it was in the Company’s best interests to grant True-Up Awards to the NEOs, other than Mr. Townsend (who did not receive any annual awards in 2024) and McCaffery (who was not with Ribbon in 2024).
The purpose and structure of the True-Up awards were designed, both in size and vesting structure to place the NEO’s receiving them in approximately the same position as they would have been if the annual awards made in 2024 had the Company’s typical size and vesting structure. The True-Up Awards consisted of both RSUs (the “True-Up RSUs”) and PSUs (the “True-Up PSUs”). For the True-Up RSUs, 50% of such awards vest on the first anniversary of the grant date, with the remaining 50% vesting in two equal semi-annual installments thereafter. As a result, the True-Up RSUs will be
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fully vested approximately three years after the date the annual grants were made in 2024. The True-Up PSUs vest subject to the achievement of financial metrics for only the 2026 fiscal year. This aligns with the PSU awards made to the NEOs in 2024 which have vesting for financial performance based on the metrics determined for the 2024 and 2025 fiscal years. Given that annual PSUs awards granted in 2024 with vesting based on Relative TSR measured such performance over the three-year period ending December 31, 2026, no True-Up PSUs were granted with vesting subject to achievement of Relative TSR.
MCCLELLAND STRATEGIC ACHIEVEMENT AWARD
In early 2025, the Compensation Committee conducted its annual review of the compensation of our CEO and the other executive officers. As part of this review, FW Cook provided the Compensation Committee with, among other things, benchmark information comparing our executive officer’s target cash compensation and target long-term incentives to that of our compensation peer companies. It was noted that Mr. McClelland’s target long-term incentive compensation was significantly (37%) below the 25th percentile of the peer group at that time. This was, in part, the result of the inducement grant made to Mr. McClelland in 2020, in connection with his appointment as CEO, and the decision not to provide, or provide smaller, additional equity awards to Mr. McClelland while the inducement grant was outstanding. The inducement award expired in late 2024 with less than 30% of the shares subject to that award vesting before expiration.
The Compensation Committee reviewed Mr. McClelland’s achievements during the five years he had served as CEO at that time, including, among other achievements, the integration of the ECI Telecom business acquired in 2020, the divestiture of non-key business assets, the significant enhancements to the IP Optical Networks product portfolio, the strengthening of the Company’s balance sheet and the strategic network transformation project with one of our largest customers. Based on these achievements and in consideration of the benchmark information reviewed by the Committee, the Compensation Committee determined that it would be in the Company’s best interests to provide Mr. McClelland an additional equity award in 2025 (the “Strategic Achievement Award”). The Strategic Achievement Award was made in the form of 3,125,000 RSUs, with 50% of the Strategic Achievement Award vesting on the first anniversary of the grant date and the remaining 50% vesting in two equal installments every six months thereafter.
MCCAFFERY SIGN-ON AWARDS
In connection with his appointment as our Executive Vice President, Global Sales in October 2025, Mr. McCaffery was awarded Performance Share Units (the “Sign-On PSUs”) that are subject to vesting similar to the 2025 Annual PSUs, provided that the time period used to determine the Relative TSR for the McCaffery Sign-on PSUs runs from October 31, 2025 through December 31, 2028. Mr. McCaffery also received two RSU awards in connection with his appointment (together with the Sign-on PSUs, the “McCaffery Sign-on Awards”). Under the terms of the first RSU award, approximately 14% of the shares subject to the award are eligible to vest on October 31, 2026, with the remaining approximately 86% vesting in six equal semi-annual instalments through October 31, 2029. Under the terms of the second RSU award provide to Mr. McCaffery in connection with his appointment, approximately 22% of the shares subject to the award are eligible to vest on October 31, 2026, with the remaining approximately 78% vesting in four equal semi-annual instalments through October 31, 2029.
Benefits and Other Compensation
We have various broad-based employee benefit plans. We do not typically offer perquisites or employee benefits to executive officers that are not also made available to employees on a broad basis.
Our executive officers generally are eligible for the same benefits that are available to all employees, which include group health, dental and vision insurance, life and disability insurance, discretionary 401(k) matching contributions and paid holidays. We offer a 401(k) plan, which allows our employees to invest in a wide array of funds. Except for certain post-termination benefits in connection with
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severance, we do not provide pension arrangements or post-retirement health coverage for our NEOs. We have entered into indemnification agreements with our executive officers and directors.
Severance and Separation Arrangements
We are party to agreements with each of our NEOs, which generally provide that, upon a termination of the NEO’s employment by the Company without “cause” (as defined in the applicable NEO’s employment agreement), due to a resignation by the NEO for “good reason” (as defined in the applicable NEO’s employment agreement) or due to death or disability of the NEO, the NEO is entitled to certain severance payments and benefits. We believe the entry into such severance arrangements by Ribbon (or our predecessors) is generally consistent with market practice and allows our executives to remain focused on the Company’s objectives in times of potential uncertainty.
For further discussion regarding the severance and separation agreements and arrangements, see “Severance and Change in Control Benefits” below.
Compensation Policies and Practices
Stock Ownership Requirements
The Board believes that it is important to link the interests of our NEOs, among others, to those of our stockholders. Our stock ownership guidelines require our Chief Executive Officer and other Section 16 reporting officers to accumulate and hold a minimum amount of Company common stock within a certain number of years of joining the Company. Any Section 16 reporting officer who is subject to our stock ownership guidelines must satisfy these ownership guidelines within five years from the date he or she is appointed as a Section 16 reporting officer. Further, our non-employee directors, other than those who elect not to receive the cash retainer or annual equity grant, must maintain an amount of common stock equal to at least five times the amount of the annual cash retainer provided to the non-employee directors. In determining compliance with this requirement, the following are included in the determination of shares owned:
■
shares directly owned by the director or NEO;

■
shares held in trust, limited partnerships, or similar entities for the benefit of the director or NEO or shares held by immediate family members of the director or NEO;

■
shares underlying unvested RSUs subject to only time-based vesting;

■
shares “earned” under PSUs or subject to stock performance conditions that will vest at a future date subject to continued employment (and any unearned or unvested PSUs are not counted); and

■
any other vested grants or account balances under share-based Company compensation plans.

As of the last measurement date under the policy, each of our non-employee directors, Chief Executive Officer and the other Section 16 reporting officers of the Company has either satisfied these ownership guidelines or were on track to satisfy the requirement in the time remaining to do so. The specific stock ownership requirements are as follows:
Title	Stock Ownership Requirement	Compliance Period
Chief Executive Officer	6x annual base salary	5 years from appointment, subject to the guidelines
Section 16 Reporting Officers	2x annual base salary	5 years from appointment, subject to the guidelines
Non-Employee Directors	5x annual cash retainer	5 years from appointment
The value of each such individual’s stock ownership is measured annually as of April 1st by the Compensation Committee.
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Clawback Policy
All awards granted under our equity plans are subject to clawback pursuant to the Company’s Clawback Policy and any other clawback policy that the Company may adopt in the future. The Clawback Policy was amended in 2023 by the Board to comply with the final rule adopted by the SEC that implements the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq’s related listing standard, in each case relating to recoupment of incentive-based compensation.
Insider Trading Policy and Policy Regarding Transactions Involving Hedging, Monetization, Margin Accounts and Pledges
Our Board has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of our directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us (the “Insider Trading Policy”). It is also our policy to comply with all applicable securities laws when transacting in our own securities.
The Company’s Insider Trading Policy contains stringent restrictions on transactions in Company common stock by directors and officers. All trades by directors and officers must be pre-approved by the Chief Legal Officer. In addition, our Insider Trading Policy prohibits all executive officers and directors from engaging in transactions involving hedging, monetization, margin accounts, pledges, puts, calls and other derivative securities.
Our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K filed on February 27, 2025.
Timing of Stock Options and Other Equity Awards
Although we do not have a formal policy regarding the timing of awards of stock options, SARs and/or similar option-like instruments granted to our NEOs, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, SARs or other equity award grant dates for the purpose of affecting the value of any NEO award. In 2025, none of our NEOs were granted any options to purchase shares of our common stock, SARs or similar option-like instruments.
Tax and Accounting Considerations
Accounting for Stock-Based Compensation
We account for stock-based compensation in accordance with ASC 718.
Policy on Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction for annual compensation in excess of $1.0 million paid to certain executive officers of the Company. The Compensation Committee reviews the potential effect of Section 162(m) of the Code on the Company’s compensation practices periodically. However, the Compensation Committee has no obligation to limit compensation to that which is deductible under Section 162(m) of the Code and may use its judgment to authorize compensation programs and payments (or the modification of existing compensation programs or payments) that may not be deductible when it believes such programs and payments are appropriate and in the Company’s and our stockholders’ best interests. Further, there is no guarantee that deductions claimed under Section 162(m) of the Code will not be challenged by the Internal Revenue Service and our ability to deduct compensation under Section 162(m) of the Code may be restricted.
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Risk Management and Our Executive Compensation Program
The Compensation Committee monitors and manages our executive compensation program to help ensure that it does not encourage excessive risk taking. The Compensation Committee reviewed, analyzed and considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us, and concluded that no such material risks exist.
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Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Compensation Committee currently consists of Beatriz V. Infante, Bruns H. Grayson and Tanya Tamone. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by,
THE COMPENSATION COMMITTEE

Beatriz V. Infante (Chair)	Bruns H. Grayson	Tanya Tamone
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Executive Compensation Tables
2025 Summary Compensation Table
The following table sets forth, for the year ended December 31, 2025 and for the two years prior thereto (if applicable), the compensation earned by our Chief Executive Officer, Chief Financial Officer, the three most highly compensated executive officers serving as executive officers at December 31, 2025, and our former Executive Vice President, Global Sales, who left the Company effective September 30, 2025.
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Bruce McClelland, President and Chief Executive Officer	2025	750,000	82,440(4)	16,370,820	225,188	29,227	17,457,675
	2024	750,000	—	3,141,452	525,000	36,550	4,453,002
	2023	750,000	—	1,915,427	—	32,697	2,698,394
John Townsend, Executive Vice President and Chief Financial Officer	2025	500,000	—	—	112,594	29,130	641,724
	2024	105,479(4)	—	2,571,058	81,164	4,066	2,680,603
Sam Bucci, Executive Vice President and Chief Operating Officer	2025	493,117	—	2,663,423	112,779	25,484	3,264,803(5)
	2024	458,850	—	698,099	240,896	18,270	1,416,115
	2023	435,754	—	1,344,641	48,400	14,306	1,843,101
Patrick Macken, Executive Vice President, Chief Legal Officer and Corporate Secretary	2025	478,500	—	1,832,009	107,752	39,295	2,457,556
	2024	478,500	100,000	593,381	251,213	36,863	1,459,957
	2023	435,000	—	1,030,750	49,000	36,580	1,551,330
Steve McCaffery, Executive Vice President, Global Sales	2025	105,876	—	2,276,776	77,422	12,023	2,472,097(6)
Dan Redington,, Former Executive Vice President, Global Sales	2025	342,346(7)		1,395,538	80,740	163,624	1,982,248
	2024	430,000		558,478	225,750	36,831	1,251,059
	2023	405,000	—	800,289	45,600	36,550	1,287,439

(1)
The amounts shown in this column do not reflect compensation actually received by the NEO. Instead, the amounts primarily reflect the grant date fair value of each stock award granted to each NEO. The grant date fair values of stock awards were calculated in accordance with ASC 718. The methodology for calculating the grant date fair value of stock awards is discussed in Note 19 to our Audited Financial Statements for the year ended December 31, 2025. The grant date fair value of restricted stock units is equal to the closing price of our common stock on the date of grant. In 2025, 2024 and 2023, we granted PSUs with both performance and service conditions to all of the NEOs. PSUs that include a market condition require the use of a Monte Carlo simulation approach to model future stock price movements based upon the risk-free rate of return, the volatility of each entity and, where applicable, the pair-wise covariance between each entity. These results are then used to calculate the grant date fair values of the respective PSUs.

(2)
The amounts shown in this column represent the cash amounts earned under our SMCIP.

(3)
This column includes the incremental cost of certain perquisites and other personal benefits provided to the NEOs. The components of All Other Compensation for 2025 are as follows:

2025 Compensation Components	Bruce McClelland ($)	John Townsend ($)	Sam Bucci ($)	Patrick Macken ($)	Steve McCaffery ($)	Dan Redington ($)
Health Benefits(a)	22,866	21,000	6,747	31,165	489	23,353
401(k) matching contributions/ pension and profit sharing contribution(b)	5,231	7,000	15,299	7,000	10,634	7,000
Life, disability and excess liability insurance(a)	1,128	1,128	3,436	1,128	900	846
Travel medical coverage(a)	2	2	2	2	0	2
Severance and related payments(c)	—	—	—	—	—	132,422
Total All Other Compensation	29,227	29,130	25,484	39,295	12,023	163,623
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(a)
Represents the Company’s portion of such benefits.

(b)
Represents pension and profit sharing contributions for Messrs. Bucci and McCaffery and the Company’s 401(k) matching contributions for all other NEOs.

(c)
Comprised of severance, payout of accrued but unused paid time off and payment for transition services provided to the Company.

(4)
Relocation bonus in connection with permanent relocation to Texas.

(5)
Mr. Bucci’s compensation is paid in Canadian dollars. Amounts shown have been converted to U.S. dollars based on the exchange rate as of December 31 of the applicable year.

(6)
Reflect pro-rated amounts based on time employed by the Company during 2025. Mr. McCaffery’s compensation is paid in British pounds. Amounts shown have been converted to U.S. dollars based on the exchange rate as of December 31, 2025.

(7)
Mr. Redington left the Company effective September 30, 2025. Amounts reflect compensation paid through that date.

Grants of Plan-Based Awards in 2025
The following table sets forth information about incentive plan awards made to the NEOs during the year ended December 31, 2025:
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Awards: No. of Units (#)	Grant Date Fair Value of Stock Awards(2)(3) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Bruce McClelland		—	750,000	—	—	—	—	—	—
	May 15, 2025	—	—	—	—	—	—	375,000	1,357,500
	May 15, 2025	—	—	—	—	—	—	474,684	1,718,356
	May 15, 2025	—	—	—	—	—	—	3,125,000	11,312,500
	May 15, 2025	—	—	—	—	132,353	198,529	—	479,118
	May 15, 2025	—	—	—	—	88,235	176,470	—	515,292
	May 15, 2025	—	—	—	—	272,943	409,414	—	988,054
John Townsend		—	375,000	—	—	—	—	—	—
Sam Bucci		—	525,000	—	—	—	—	—	—
	May 15, 2025	—	—	—	—	—	—	250,000	905,000
	May 15, 2025	—	—	—	—			105,485	381,856
	May 15, 2025	—	—	—	—	150,000	225,000	—	543,000
	May 15, 2025	—	—	—	—	100,000	200,000	—	584,000
	May 15, 2025	—	—	—	—	60,654	90,981	—	219,567
Patrick Macken		—	358,875	—	—	—	—	—	—
	May 15, 2025	—	—	—	—	—	—	162,500	588,250
	May 15, 2025		—	—	—	—	—	89,662	324,576
	May 15, 2025		—	—	—	97,500	146,250	—	352,950
	May 15, 2025	—	—	—	—	65,000	130,000	—	379,600
	May 15, 2025	—	—	—	—	51,556	77,234	—	186,633
Steve McCaffery		—	77,422	—	—	—	—	—	—
	October 31, 2025	—	—	—	—	—	—	108,006	362,900
	October 31, 2025	—	—	—	—	—	—	432,027	1,451,611
	October 31, 2025	—	—	—	—	64,804	97,206	—	217,741
	October 31, 2025	—	—	—	—	43,202	86,404	—	244,523
Dan Redington		—	322,500	—	—	—	—	—	—
	May, 15, 2025	—	—	—	—	—	—	112,500	407,250
	May 15, 2025	—	—	—	—	—	—	84,388	305,485
	May, 15, 2025	—	—	—	—	67,500	101,250	—	244,350
	May 15, 2025	—	—	—	—	45,000	90,000	—	262,800
	May 15, 2025	—	—	—	—	48,523	72,784	—	175,653
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(1)
“Target” amount represents the potential cash bonus payment under the SMCIP at target level of achievement.

(2)
In 2025, we granted PSUs with both market and service conditions to Messrs. McClelland, Townsend, Bucci, Macken, McCaffery and Redington. PSUs that include a market condition require the use of a Monte Carlo simulation approach to model future stock price movements based upon the risk-free rate of return, the volatility of each entity and, where applicable, the pair-wise covariance between each entity. These results are then used to calculate the grant date fair values of the respective PSUs.

Each 2025 Annual PSU grant made to Messrs. McClelland, Bucci, Macken, McCaffery and Redington, based, in part, on performance is comprised of three consecutive fiscal year performance periods from 2025 through 2027 (each, a “Fiscal Year Performance Period”), with one-third of the Performance PSUs attributable to each Fiscal Year Performance Period (other than for the awards made to Mr. McCaffery where the shares for the 2026 Fiscal Year Performance Period were adjusted to reflect the portion of 2026 for which he was employed). The 2025 True-Up PSU grants are based on performance during the 2027 Fiscal Year Performance Period only. The number of shares that will vest for each Fiscal Year Performance Period will be based on the achievement of certain metrics related to the Company’s financial performance for the applicable year on a standalone basis (each, a “Fiscal Year Performance Condition”). The Company’s achievement of each Fiscal Year Performance Condition (and the number of shares of Company common stock to vest as a result thereof) is measured on a linear sliding scale in relation to specific threshold, target and stretch performance conditions. The Compensation Committee will determine the number of shares earned, if any, after the Company’s financial results for each Fiscal Year Performance Period are finalized. Upon the determination by the Compensation Committee of the number of shares that will be received upon vesting of the 2025 Annual PSUs and the 2025 True-Up PSUs, such number of shares will become fixed and the unamortized expense will be recorded through the remainder of the applicable service period, at which time the total Performance PSUs earned, if any, will vest, pending each executive’s continued employment with the Company through that date.
The number of shares of common stock to be achieved upon vesting of the Performance PSUs will in no event exceed 150% of the Performance PSUs. Shares subject to the Performance PSUs that fail to be earned will be forfeited. In January 2026, as discussed in “— Compensation Discussion & Analysis” above, the Compensation Committee determined that the performance metrics for the performance portion of the 2025 Annual PSUs had been achieved at approximately 36% of target, with such achievement equal to the right to receive the following shares, provided (with respect to the Annual PSU grants), that the NEO is still employed by the Company on the vesting date: Mr. McClelland 15,882 shares; Mr. Bucci 18,000 shares; and Mr. Macken 11,700 shares.
The TSR portion of the 2025 Annual PSUs have a single multi-year performance period, which will end on December 31, 2027 (the “Market Performance Period”). The number of shares subject to the TSR portion of the 2025 Annual PSUs that will vest, if any, on May 15, 2028, will be dependent upon the Company’s TSR compared with the TSR of the peer companies identified by the Compensation Committee for the 2025 Annual PSUs, measured by the Compensation Committee after the Market Performance Period ends. The shares determined to be earned will vest on May 15, 2028, pending each executive’s continued employment with the Company through that date. The number of shares of common stock to be achieved upon vesting of the TSR portion of the 2025 Annual PSUs will in no event exceed 200% of the TSR portion of the 2025 Annual PSUs. Shares subject to the TSR portion of the 2025 Annual PSUs that fail to be earned will be forfeited.
(3)
Amounts reflect the grant date fair values of the RSUs and PSUs estimated in accordance with ASC 718 as of the respective grant dates. The methodology for calculating the grant date fair value of stock awards is discussed in Note 19 to the Company’s Audited Financial Statements for the year ended December 31, 2025.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unvested stock awards held by the NEOs as of December 31, 2025 for those NEOs that held unvested awards as of such date:
Name	No. of Shares of Stock Awards that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested ($)
Bruce McClelland	34,420(2)	$99,130
	375,000(2)	$1,080,000
	3,125,000(2)	$9,000,000
	474,684(2)	$1,367,090
	56,999(3)	$164,157
	173,591(3)	$499,942
	15,882(3)	$45,740
	107,394(4)	$309,295
			88,235(3)	$254,117
			272,943(3)	$786,076
			218,354(4)	$628,860
			88,235(4)	$254,117
John Townsend	102,564(5)	$295,384
	16,615(6)	$47,851
			92,307(6)	$265,844
			92,308(7)	$265,847
			314,583(8)	$905,999
Sam Bucci	25,815(9)	$74,347
	250,000(9)	$720,000
	105,485(9)	$303,797
	42,751(10)	$123,123
	38,575(10)	$111,096
	18,000(10)	$51,840
	80,545(11)	$231,970
			100,000(10)	$288,000
			60,654(10)	$174,684
			48,253(11)	$139,746
			100,000(11)	$288,000
Patrick Macken	20,652(12)	$59,478
	162,500(12)	$468,000
	89,662(12)	$258,227
	34,199(13)	$98,493
	32,789(13)	$94,432
	11,700(13)	$33,696
	64,437(14)	$185,579
			65,000(13)	$187,200
			51,556(13)	$148,481
			41,244(14)	$118,783
			65,000(14)	$187,200
Steve McCaffery	432,027(15)	$1,244,238
	108,006(15)	$311,057
	1,296(16)	$3,732
			61,240(16)	$176,268
			43,202(17)	$124,710
Dan Redington	27,973(18)	$80,562
	28,241(18)	$81,334
	6,058(18)	$17,447
	51,645(19)	$148,738
	27,140(19)	$78,163
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(1)
In accordance with SEC rules, the market value of unvested restricted stock units was determined by multiplying the number of such shares by $2.88, the closing market price of our common stock on December 31, 2025.

(2)
The 34,420 unvested RSUs will vest on April 17, 2026. Of Mr. McClelland’s 375,000 RSUs, 124,500 will vest on May 15, 2026 and 62,625 will vest on each of November 15, 2026, May 15, 2027, November 15, 2027 and May 15, 2028. Of the 3,125,000 RSUs issued in connection with the Strategic Achievement Award, 1,562,500 will vest on May 15, 2026 and 781,250 will vest on each of November 15, 2026 and May 15, 2027. Of Mr. McClelland’s 474,684 True-Up RSUs, 237,342 will vest on May 15, 2026 and 118,671 will vest on each of November 15, 2026 and May 15, 2027.

(3)
The 56,999 unvested stock units represent the number of shares underlying Mr. McClelland’s unvested 2023 Annual PSUs based on actual 2023, 2024 and 2025 performance; these shares will vest on April 17, 2026. The 173,591 unvested stock units represent the number of shares underlying Mr. McClelland’s unvested 2024 Annual PSUs based on actual 2024 and 2025 performance; these shares will vest on May 15, 2026. The 15,882 unvested stock units represent the number of shares underlying Mr. McClelland’s unvested 2025 Annual PSUs based on 2025 performance and the 88,235 unearned stock units represent shares underlying 2025 Annual PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 Annual PSUs will vest on May 15, 2028. The 272,943 unearned stock units represent the number of shares underlying Mr. McClelland’s unearned 2025 True-Up PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 True-Up PSUs will vest on May 15, 2027.

(4)
The 107,394 unvested stock units represent the shares underlying Mr. McClelland’s unvested 2023 Annual PSUs based on the relative TSR for the three-year period ended December 31, 2025; these shares will vest on April 17, 2026. The 218,354 unvested stock units represent the shares underlying Mr. McClelland’s unvested 2024 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2027. The 88,235 unvested stock units represent the shares underlying Mr. McClelland’s unvested 2025 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2028.

(5)
Of Mr. Townsend’s 102,564 unvested RSUs, 25,641 will vest on each of April 15, 2026, October 15, 2026, April 15, 2027 and October 15, 2027.

(6)
The 16,615 unvested stock units represent the number of shares underlying Mr. Townsend’s unvested PSU grant made in October 2024 based on actual 2025 performance and the 92,307 unearned stock units represent shares underlying this PSU grant that will vest upon achievement of target performance goals in future performance periods; any shares earned under this PSU grant will vest on March 15, 2028.

(7)
The 92,308 unvested stock units represent the shares underlying Mr. Townsend’s unvested PSU grant made in October 2024 based on relative TSR, which have a performance period running from October 15, 2024 through December 31, 2027, and that will vest upon achievement of target performance; shares earned, if any, will vest on March 15, 2028.

(8)
The 314,583 unvested stock units represent the shares underlying the the PSU grant made to Mr. Townsend in connection with his appointment as CFO in October 2024 which have vesting based on both the achievement of stock price targets and the passage of time; shares earned, if any, will vest before October 15, 2028.

(9)
The 25,815 unvested RSUs will vest on April 17, 2026. Of Mr. Bucci’s 250,000 RSUs, 83,334 will vest on May 15, 2026 and 41,667 will vest on each of November 15, 2026, May 15, 2027, November 15, 2027 and May 15, 2028. Of Mr. Bucci’s 105,485 True-Up RSUs, 52,473 will vest on May 15, 2026 and 26,371 will vest on each of November 15, 2026 and May 15, 2027.

(10)
The 42,751 unvested stock units represent the number of shares underlying Mr. Bucci’s unvested 2023 Annual PSUs based on actual 2023, 2024 and 2025 performance; these shares will vest on April 17, 2026. The 38,575 unvested stock units represent the number of shares underlying Mr. Bucci’s unvested 2024 Annual PSUs based on actual 2024 and 2025 performance; these shares will vest on May 15, 2026. The 18,000 unvested stock units represent the number of shares underlying Mr. Bucci’s unvested 2025 Annual PSUs based on 2025 performance and the 100,000 unearned stock units represent shares underlying 2025 Annual PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 Annual PSUs will vest on May 15, 2028. The 60,654 unearned stock units represent the number of shares underlying Mr. Bucci’s unearned 2025 True-Up PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 True-Up PSUs will vest on May 15, 2027.

(11)
The 80,545 unvested stock units represent the shares underlying Mr. Bucci’s unvested 2023 Annual PSUs based on the relative TSR for the three-year period ended December 31, 2025; these shares will vest on April 17, 2026. The 48,523 unvested stock units represent the shares underlying Mr. Bucci’s unvested 2024 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2027. The 100,000 unvested stock units represent the shares underlying Mr. Bucci’s unvested 2025 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2028.

(12)
The 20,652 unvested RSUs will vest on April 17, 2026. Of Mr. Macken’s 162,500 RSUs, 54,167 will vest on May 15, 2026, 27,084 will vest on November 15, 2026 and 27,083 will vest on each of May 15, 2027, November 15, 2027 and May 15, 2028. Of Mr. Macken’s 89,662 True-Up RSUs, 44,831 will vest on May 15, 2026 and 22,416 will vest on each of November 15, 2026 and May 15, 2027.

(13)
The 34,199 unvested stock units represent the number of shares underlying Mr. Macken’s unvested 2023 Annual PSUs based on actual 2023, 2024 and 2025 performance; these shares will vest on April 17, 2026. The 32,789 unvested stock units represent the number of shares underlying Mr. Macken’s unvested 2024 Annual PSUs based on actual 2024 and 2025 performance; these shares will vest on May 15, 2026. The 11,700 unvested stock units represent the number

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of shares underlying Mr. Macken’s unvested 2025 Annual PSUs based on 2025 performance and the 65,000 unearned stock units represent shares underlying 2025 Annual PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 Annual PSUs will vest on May 15, 2028. The 51,556 unearned stock units represent the number of shares underlying Mr. Macken’s unearned 2025 True-Up PSUs that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 True-Up PSUs will vest on May 15, 2027.
(14)
The 64,437 unvested stock units represent the shares underlying Mr. Macken’s unvested 2023 Annual PSUs based on the relative TSR for the three-year period ended December 31, 2025; these shares will vest on April 17, 2026. The 41,244 unvested stock units represent the shares underlying Mr. Macken’s unvested 2024 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2027. The 65,000 unvested stock units represent the shares underlying Mr. Macken’s unvested 2025 Annual PSUs based on relative TSR, which have a three-year performance period, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2028.

(15)
Of Mr. McCaffery’s 432,027 RSUs, 108,007 will vest on October 31, 2026 and 54,003 will vest on each of April 30, 2027, October 31, 2027, April 30, 2028, October 31, 2028, April 30, 2029 and October 31, 2029. Of Mr. McCaffery’s 108,006 RSUs, 36,002 will vest on October 31, 2026 and 18,001 will vest on each of April 30, 2027, October 31, 2027, April 30, 2028 and October 31, 2028.

(16)
The 1,296 unvested stock units represent the number of shares underlying Mr. McCaffey’s unvested PSU award made in October 2025 based on 2025 performance and the 61,240 unearned stock units represent shares underlying this award that will vest upon achievement of target performance goals in a future performance period; any shares earned under the 2025 Annual PSUs will vest on May 15, 2028.

(17)
The 43,202 unvested stock units represent the shares underlying Mr. McCaffery’s unvested PSUs granted as part of the Sign-on Awards with vesting based on relative TSR over the performance period running from October 31, 2025 through December 31, 2028, and that will vest upon achievement of target performance; shares earned, if any, will vest on May 15, 2029.

(18)
The 27,973 unvested stock units represent the pro rated number of shares underlying Mr. Redington’s unvested 2023 Annual PSUs based on actual 2023, 2024 and 2025 performance; these shares will vest on April 17, 2026. The 28,241 unvested stock units represent the pro rated number of shares underlying Mr. Redington’s unvested 2024 Annual PSUs based on actual 2024 and 2025 performance; these shares will vest on May 15, 2026. The 6,058 unvested stock units represent the pro rated number of shares underlying Mr. Redington’s unvested 2025 Annual PSUs based on actual 2025 performance; these shares will vest on May 15, 2026.

(19)
The 51,645 unvested stock units represent the pro rated shares underlying Mr. Redington’s unvested 2023 Annual PSUs based on the relative TSR for the three-year period ended December 31, 2025; these shares will vest on April 17, 2026. The 27,140 unvested stock units represent the pro rated shares underlying Mr. Redington’s unvested 2024 Annual PSUs based on relative TSR; these shares will vest on May 15, 2027.

2025 Stock Vested
The following table summarizes for the NEOs in 2025 the number of shares acquired upon the vesting of stock awards and the value realized, before payout of any applicable withholding tax.
Name	Stock Awards
	No. of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Bruce McClelland	271,762	999,812
John Townsend	128,205	488,461
Sam Bucci	228,189	861,713
Patrick Macken	185,188	699,020
Steve McCaffery	0	—
Dan Redington	81,098	296,136

(1)
We withhold and retire enough vesting shares to cover each NEO’s withholding tax obligations associated with the vesting of such shares.

Of Mr. McClelland’s 271,762 shares that vested in 2025, 106,937 shares were returned to us to satisfy the tax withholding obligations associated with the vesting of the shares.
Of Mr. Townsend’s 128,205 shares that vested in 2025, 50,448 shares were returned to us to satisfy the tax withholding obligations associated with the vesting of the shares.
Of Mr. Bucci’s 228,189 shares that vested in 2025, 122,147 shares were returned to us to satisfy the tax withholding obligations associated with the vesting of the shares.
Of Mr. Macken’s 185,188 shares that vested in 2025, 83,801 shares were returned to us to satisfy the tax withholding obligations associated with the vesting of the shares.
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Of Mr. Redington’s 81,098 shares that vested in 2025, 31,910 shares were returned to us to satisfy the tax withholding obligations associated with the vesting of the shares.
(2)
In accordance with SEC rules, the aggregate dollar amount realized upon vesting of restricted stock units was determined by multiplying the number of shares by the closing market price of our common stock on the day before vesting.

Severance and Change of Control Benefits
To attract and retain key executive officers, the Company has entered into executive agreements that include severance and change of control benefits. In the event or threat of a change of control transaction, we believe that these agreements reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that may result in the termination of their employment. The severance arrangements for the Current NEOs generally provide that, upon termination of the NEO’s employment by the Company without cause, by the NEO for good reason or due to death or disability of the NEO, the NEO is entitled to certain severance payments and benefits as described below.
Bruce McClelland
We have entered into a severance agreement with Mr. McClelland (the “McClelland Severance Agreement”). Upon a termination of Mr. McClelland’s employment by the Company without Cause or by Mr. McClelland for Good Reason (each as defined in the McClelland Severance Agreement), Mr. McClelland is entitled to:
(a)
severance payments equal to:

(i)
100% of his annual base salary, payable over 12 months following termination,

(ii)
his target annual bonus, payable at the same time as such bonus would have been paid absent termination, and

(iii)
in the event such termination occurs more than six months following the commencement of the fiscal year, Mr. McClelland shall be entitled to receive a prorated portion of the annual bonus for the fiscal year of termination based on actual Company performance and target individual performance (such proration based on the number of days actually employed in such fiscal year) (the “Pro Rata Bonus”), and

(b)
a lump sum payment of an amount equal to the sum of the Company’s share of health plan premium payments for a period of 12 months following termination. In addition, upon such a termination,

(A)
Mr. McClelland’s equity awards that are subject to vesting based solely upon Mr. McClelland’s continued service with the Company and would have vested during the 12-month period following the date of Mr. McClelland’s termination of employment shall vest, and

(B)	(i)	all awards that are subject to vesting in whole or in part based on the achievement of performance objective(s) (collectively, “Performance-Based Equity Awards”) with respect to any performance periods ending on or prior to the date of termination shall remain eligible to vest based on actual performance through the end of the applicable performance period, and
(ii)
a pro-rated portion of Performance-Based Equity Awards with respect to any performance periods in which the date of termination occurs shall remain eligible to vest based on performance through the end of the fiscal year in which the date of termination occurs based on actual performance through the end of such fiscal year (such proration based on the number of days actually employed during such performance period).

Notwithstanding the foregoing, to the extent a termination by the Company without Cause or by Mr. McClelland for Good Reason occurs within 12 months following a Change in Control (as defined in the McClelland Severance Agreement), Mr. McClelland is entitled to receive a cash lump sum payment equal to:
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(a)
200% of (X) his annual base salary, and (Y) his target annual bonus,

(b)
in the event such termination occurs more than six months following the commencement of the fiscal year, the Pro Rata Bonus, and

(c)
a lump sum payment of an amount equal to the sum of the Company’s share of health plan premium payments for a period of 24 months following termination.

In addition, upon such a termination, the vesting of all of Mr. McClelland’s outstanding equity awards will accelerate, with Performance- Based Equity Awards vesting as if target performance had been achieved, pursuant to the McClelland Severance Agreement.
John Townsend, Sam Bucci, Patrick Macken and Steve McCaffery
We have entered into severance agreements with each of Messrs. Townsend, Bucci, Macken and McCaffery (each an “Executive Severance Agreement”). Each of the Executive Severance Agreements is subject to a three-year term, with automatic one-year renewals thereafter unless six months’ prior written notice of non-renewal is given before the term automatically renews. In no event will any of the Severance Agreements end before the first anniversary of the date of the closing of a Change of Control (as such term is defined in the respective Severance Agreements) of the Company.
Under each of the Executive Severance Agreements, if the Company terminates the employment of Mr. Townsend, Mr. Bucci, Mr. Macken or Mr. McCaffery without Cause (as such term is defined in the respective Executive Severance Agreement) (other than due to death or Disability (as such term is defined in the respective Executive Severance Agreement)) or if Mr. Townsend, Mr. Bucci, Mr. Macken or Mr. McCaffery terminates his employment with Good Reason (as such term is defined in the respective Executive Severance Agreement) outside of a Change of Control Protection Period (such term is defined as the period beginning on the date of the closing of a Change in Control and ending on the first anniversary of such Change in Control), each of Messrs. Townsend, Bucci, Macken and McCaffery will be entitled, less applicable withholdings, to receive:
(i)
continued payment of his then-current base salary for a period of (a) 12 months following the termination date for Messrs. Bucci, Macken and McCaffery (b) 6 months following the termination date for Messrs. Townsend and McCaffery if the termination date occurs prior to the 18-month anniversary of his employment and 12 months following the termination date thereafter the “Severance Period”;

(ii)
a one-time lump sum cash amount equal to his pro-rated annual bonus, payable at the same time annual bonuses are paid, if at all, to other executive officers of the Company;

(iii)
a one-time lump sum cash amount equal to the aggregate sum of the Company’s share of medical, dental and vision insurance premiums for such executive officer and his dependents for the Severance Period;

(iv)
accelerated vesting of the executive officer’s unvested time-based equity awards that are scheduled to vest within the Severance Period; and

(v)
continued eligibility to pro-rata vest unvested performance-based equity awards subject to the Company’s actual achievement of applicable performance conditions for the portion of the performance period through the executive officer’s termination date.

If the Company terminates the employment of any of Mr. Townsend, Mr. Bucci, Mr. Macken or Mr. McCaffery without Cause (other than as a result of his death or Disability) or if any of these executive officers terminates his employment with Good Reason during a Change in Control Protection Period, then such executive officer will be entitled to receive:
(i)
a one-time lump sum cash amount equal to twelve months of his then-current base salary;

(ii)
a one-time lump sum cash amount equal to his then-target annual bonus;

(iii)
a one-time lump sum cash amount equal to his pro-rated annual bonus, payable at the same time annual bonuses are paid, if at all, to other executive officers of the Company;

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(iv)
a one-time lump sum cash amount equal to the aggregate sum of the Company’s share of medical, dental and vision insurance premiums for such executive officer and his dependents for the 12-month period following the termination date;

(v)
full accelerated vesting of the executive officer’s unvested time-based equity awards; and

(vi)
full accelerated vesting of the executive officer’s unvested performance-based equity awards at a target level of achievement for each applicable performance condition.

Equity Award Acceleration
In addition to the severance benefits and payments described above, in the event of a Change in Control (as defined in the 2025 Incentive Award Plan and referred to herein as a “change in control”), our forms of equity agreements under the 2025 Incentive Award Plan provide for certain accelerated vesting of awards thereunder. Except as otherwise noted in the severance arrangements above, effective immediately prior to the occurrence of a change in control, an additional one-third of the number of shares covered by the restricted stock award will become vested and the remaining unvested shares subject to the restricted stock award will continue to vest pursuant to the vesting schedule set forth in the award, except that the vesting schedule will be shortened by 12 months.
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Potential Payments Upon Termination or Upon Change in Control
The table below shows potential payments to the NEOs with severance or change in control arrangements upon termination or upon a change in control of our Company. The amounts shown assume that termination and/or change in control was effective as of December 31, 2025, the last day of our fiscal year, and are estimates of the amounts that would have been paid to or realized by the NEOs upon such a termination or change in control on such date. The actual amounts to be paid or realized can only be determined at the time of a NEO’s termination or following a change in control. Given that Mr. Redington left the Company effective September 30, 2025, payments that would have been owned to him upon termination or upon a change of control are not included below.
Name	Potential Payments	Termination Without Cause or for Good Reason(1) ($)	Termination Upon Death or Disability ($)	Change in Control ($)	Termination Without Cause or for Good Reason following a Change in Control ($)
Bruce McClelland	Cash Severance	$1,725,000			$3,225,000
	Stock Awards(2)	$9,937,542		$3,914,826	$14,488,535
	Health Benefits	$22,866			$45,732
	Total	$11,685,408		$3,914,826	$17,759,267
John Townsend	Cash Severance	$362,500			$987,500
	Stock Awards(2)	$210,314		$221,538	$874,928
	Health Benefits	$21,000			$21,000
	Total	$593,814		$221,538	$1,883,428
Sam Bucci	Cash Severance	$604,068			$1,010,890
	Stock Awards(2)	$1,369,395		$415,613	$2,506,607
	Health Benefits	$6,747			$6,747
	Total	$1,980,211		$415,613	$3,524,244
Patrick Macken	Cash Severance	$586,163			$945,038
	Stock Awards(2)	$993,423		$301,553	$1,792,051
	Health Benefits	$31,165			$31,165
	Total	$1,610,751		$301,553	$2,768,254
Steve McCaffery	Cash Severance	$335,495			$980,677
	Stock Awards(2)	$45,206		$518,432	$1,866,352
	Health Benefits	$1,409			$2,818
	Total	$382,110		$518,432	$2,849,847

(1)
Represents the severance benefits that the NEO would be eligible to receive absent a change in control.

(2)
These amounts represent the gains that would be realized on the acceleration of unvested restricted share units and performance-based stock units in accordance with the NEOs’ respective employment and/or grant agreements. The gains were calculated by multiplying our closing stock price of $2.88 on December 31, 2025 by the number of shares (or shares underlying PSUs) that would accelerate.

For Mr. Townsend, the closing stock price of $2.88 on December 31, 2025 was also used to determine any vesting of his PSUs granted in 2024 in connection with his appointment as CFO.
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CEO Pay Ratio
We identified the median employee from our global employee population as of November 30, 2024, which included all full-time and part-time employees worldwide and excluded only temporary interns. This population was not updated for 2025, as we determined there had been no material change in our overall employee population. No employees were excluded due to data privacy considerations.
To identify the median employee, we utilized regular earnings, which represents cash compensation excluding bonus, commissions and other incentive compensation. We did not utilize any cost of living or other material adjustments, and foreign currency compensation amounts were converted to U.S. dollars using the exchange rates applied for internal financial accounting purposes. Because the prior-year median employee is no longer employed by the Company, we identified a new median employee using the same employee population, compensation data, and methodology, selecting the employee immediately adjacent to the prior median employee in the ordered compensation list. The new median employee is in an administrative function and located in the U.S.
For 2025, the annual total compensation for the median employee was $78,251 and the annual total compensation for our CEO was $17,457,675, which reflects the total compensation paid to Mr. McClelland, the Chief Executive Officer. Based on the calculation of the annual total compensation for both the CEO and the median employee (as described above), the ratio of CEO pay to the median employee pay is approximately 223:1 The pay ratio provided is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio may not be comparable to the pay ratio reported by other companies or our pay ratio in any future year.
Employee	2025 Annual Total Compensation ($)	Pay Ratio Estimate
Mr. McClelland, our Chief Executive Officer	$17,457,675	223:1
Our median employee (excluding our CEO and certain non-U.S. employees)	$78,251
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Pay Versus Performance Disclosures
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”
Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income (in thousands)	Revenue (in millions)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2025	$17,457,675	$13,290,302	$2,163,686	$1,921,506	$43.90	$107.40	$39,636	$845
2024	$4,453,002	$5,064,828	$1,472,252	$1,413,665	$63.41	$97.78	$(54,235)	$834
2023	$2,698,394	$1,944,504	$1,666,851	$1,040,387	$44.21	$87.97	$(66,206)	$826
2022	$1,534,506	$(6,504,331)	$1,759,789	$352,253	$42.53	$78.34	$(98,083)	$820
2021	$781,423	$2,879,477	$1,667,845	$1,461,408	$92.23	$104.78	$(177,185)	$845
(1)
The Principal Executive Officer(s) (“PEO”) and other named executive officers (“Other NEOs”) for each applicable year are:
2025 — PEO #1: Bruce McClelland. Other NEOs: John Townsend; Sam Bucci; Patrick Macken; Steve McCaffery and Dan Redington.
2024 — PEO #1: Bruce McClelland. Other NEOs: John Townsend; Sam Bucci; Patrick Macken; Dan Redington and Miguel Lopez.
2023 — PEO #1: Bruce McClelland. Other NEOs: Mick Lopez; Sam Bucci; Patrick Macken and Dan Redington.
2022 — PEO #1: Bruce McClelland. Other NEOs: Mick Lopez; Sam Bucci; Patrick Macken and Tony Scarfo.
2021 — PEO #1: Bruce McClelland. Other NEOs: Mick Lopez; Sam Bucci; Patrick Macken and Steve McCaffery.

(2)
The following tables detail the applicable adjustments made, per SEC rules, to the amounts reflected in the total column of the “Summary Compensation Table” to determine “Compensation Actually Paid” for each PEO noted.

	2025	2024	2023	2022	2021
	PEO	PEO	PEO	PEO	PEO
Summary Compensation Table — Total Compensation	$17,457,675	$4,453,002	$2,698,394	$1,534,506	$781,423
Deduct Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$16,370,820	$3,141,452	$1,915,427	$749,998	—
Add Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$12,868,460	$3,796,248	$2,036,865	$672,828	—
Add Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(507,211)	$344,204	$(202,500)	$(7,961,667)	$(3,579,167)
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—	—	—	—
Add Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	$(157,802)	$(36,804)	—	—	$5,677,221
Deduct Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	$350,369	$672,828	—	—
Compensation Actually Paid	$13,290,302	$5,064,828	$1,944,504	$(6,504,331)	$2,879,477

(3)
The following tables detail the applicable adjustments made, per SEC rules, to the amounts reflected in the total

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column of the “Summary Compensation Table” for the Other NEOs as a group to determine the “Compensation Actually Paid for the Other NEOs as a group.
	2025	2024	2023	2022	2021
Summary Compensation Table — Total Compensation	$2,163,686	$1,472,252	$1,666,851	$1,759,789	$1,667,845
Deduct Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$1,627,549	$884,203	$1,154,753	$1,264,365	$1,145,961
Add Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$2,322,789	$1,638,074	$1,214,357	$1,101,631	$816,603
Add Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(826,216)	$(181,847)	46,199	$(869,989)	$(84,956)
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$60,568	—	—	—	—
Add Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	$(86,014)	$(155,977)	$173,781	$(256,703)	$207,877
Deduct Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(85,758)	$474,633	$906,048	$(118,110)	—
Compensation Actually Paid	$1,921,506	$1,413,665	$1,040,387	$352,253	$1,461,408

(4)
Represents the Company’s common stock cumulative TSR on a fixed investment of $100 over the fiscal year starting from the market close on the last trading day of fiscal 2019 through the end of each applicable fiscal year in the table, assuming reinvestment of any dividends.

(5)
Represents the cumulative TSR of the Nasdaq Telecommunications Index, the Company’s peer group for this Pay Versus Performance disclosure, on a fixed investment of $100 over the fiscal year starting from the market close on the last trading day of fiscal 2019 through the end of each applicable fiscal year in the table. This is the same peer group the Company uses for its disclosure under Item 201(e) of Regulation S-K.

Financial Performance Measures
As described in greater detail in “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows (the performance measures included in this table are not ranked by relative importance):
■ Revenue	■ Net Income
■ Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)	■ Adjusted EBITDA
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Analysis
The graph below provides a comparison between the compensation actually paid to each of our PEOs and our average compensation actually paid to our Other NEOs against the Company TSR and the peer group TSR.
The graph below demonstrates the correlation between compensation actually paid to each of our PEOs and average compensation actually paid to our Other NEOs against the Company’s net income for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
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As demonstrated in the graph below, the amount of compensation actually paid to the PEOs and the average amount of compensation actually paid to the Other NEOs (as a group). While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the periods presented, to Company performance.
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STOCK INFORMATION
Beneficial Ownership of Our Common Stock
The following table sets forth information regarding beneficial ownership of our common stock as of March 20, 2026 by:
■
each person who beneficially owns, to the best of our knowledge, more than 5% of the outstanding shares of our common stock;

■
each of our current named executive officers;

■
each of our directors; and

■
all of our current executive officers and directors as a group (together, the “Beneficial Holders”).

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. In computing the number of shares beneficially owned by each person named in the following table and the percentage ownership of that person, shares of common stock that the person has the right to acquire within 60 days of April 6, 2026 through the exercise of any equity right, are deemed owned by that person and are also deemed outstanding. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The percentage of common stock outstanding as of April 6, 2026 is based upon 175,507,629 shares of common stock outstanding on that date. Unless otherwise indicated, the address of all listed stockholders is 6500 Chase Oaks Blvd, Suite 100, Plano, TX 75023.
Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Outstanding
NEOs
Bruce McClelland(1)	3,812,911	2.14%
Sam Bucci(2)	772,574	*
Patrick Macken(3)	535,278	*
Steve McCaffery	87,200	*
Dan Redington(4)	0	—
John Townsend(5)	103,398	*
Directors
R. Stewart Ewing, Jr.	197,391	*
Bruns H. Grayson	767,428	*
Beatriz V. Infante	343,224	*
Scott Mair	140,638	*
Shaul Shani	170,495	*
Louis Silver	0	—
Richard W. Smith	0	—
Tanya Tamone	180,800	*
All current executive officers and directors as a group (13 persons)(6)	7,111,337	3.99%
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Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Outstanding
5% Owners
JPMorgan Chase & Co.(7) ■ OEP II Partners Co-Invest 510 Madison Avenue, 19th Floor New York, NY 10022 ■ JPMorgan Chase 383 Madison Avenue New York, NY 10179 ■ Each of JPMC Heritage and Heritage III 277 Park Avenue New York, NY 10172	52,036,572	29.57%
Swarth Investments Ltd.(8) ■ Newport House 15 The Grange St. Peter Port, Guernsey GY1 4LA	27,877,384	15.84%
Neuberger Berman Group, LLC(9)	17,502,066	9.97%
Neuberger Investment Advisers LLC ■ 1290 Avenue of the Americas New York, NY 10104

*
Less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership includes 2,296,747 shares issuable upon the vesting of equity awards within 60 days of April 6, 2026.

(2)
Beneficial ownership includes 323,763 shares issuable upon the vesting of equity awards within 60 days of April 6, 2026.

(3)
Beneficial ownership includes 251,075 shares issuable upon the vesting of equity awards within 60 days of April 6, 2026.

(4)
Mr. Redington left Ribbon effective September 30, 2025.

(5)
Beneficial ownership includes 25,641 shares issuable upon the vesting of equity awards within 60 days of April 6, 2026.

(6)
Beneficial ownership includes 2,897,226 shares issuable upon the vesting of equity awards within 60 days of April 6, 2026.

(7)
Beneficial ownership includes warrants to purchase 441,645 shares of common stock which are exercisable within 60 days of April 6, 2026. JPMorgan Chase & Co. is the sole member of JPMorgan Chase Holdings LLC, which is the sole member of OEP Holdings LLC, which is the sole member of JPMC Heritage Parent LLC, which is the general partner of OEP General Partner III L.P., which is the general partner of Heritage PE (OEP) III, L.P. OEP II Partners Co-Invest, L.P. is subject to certain contractual agreements and statutory obligations to acquire and vote shares side-by-side with Heritage PE (OEP) III, L.P. By virtue of these agreements and obligations, JPMorgan Chase & Co. may be deemed to have or share beneficial ownership over the shares held directly by OEP II Partners Co-Invest, L.P. Notwithstanding the above, JPMorgan Chase does not directly or indirectly own any interest in OEP II Partners Co-Invest, L.P. J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase & Co., is a registered broker-dealer. Rick W. Smith, an officer of JPMorgan Chase & Co., is a member of the Board of Directors of the Company.

(8)
Beneficial ownership includes warrants to purchase 441,645 shares of common stock which are exercisable within 60 days of April 6, 2026. Each of Nicholas Moss, Suzanne Hart and Georgios Antoniades, each a director of Swarth Investments Ltd., may be deemed to have investment discretion over the shares of common stock held by Swarth Investments Ltd, which investment discretion requires the approval of at least two of such directors. Shaul Shani, Founder and Chairman of the Swarth Group, is a member of the Board of Directors of the Company.

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(9)
Based solely on the Schedule 13G/A filed with the SEC on February 12, 2024 by Neuberger Berman Group LLC (“NBG”) and Neuberger Berman Investment Advisers LLC (“NBIA”). Beneficial ownership includes shares held by NBG and client funds and accounts managed or advised by NBIA. NBG and certain of its affiliates, including NBIA, have voting power and investment power over the shares. NBG and its affiliates do not, however, have any economic interest in the shares.

Filing of Section 16 Reports
All reports required to be filed under Section 16 of the Exchange Act by our directors and executive officers for 2025 and through the date of this Proxy Statement were timely filed except for a Form 4 filed in March 2026 by Mr. McClelland relating to open market stock purchase which was filed late.
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ADDITIONAL INFORMATION
Information about the Annual Meeting

Date and Time	Meeting URL	Record Date
Monday, June 3, 2026 10:00 a.m. Eastern Time	www.virtualshareholder meeting.com/RBBN2026	April 6, 2026
Our Board is soliciting proxies for the 2026 Annual Meeting to be held on Monday, June 3, 2026, and at any adjournments, continuations or postponements thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2026
This Proxy Statement and the 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.
This Proxy Statement, form of proxy and the 2025 Annual Report are first being made available to stockholders on or about April 17, 2026.

Why am I receiving these materials?
You have received these proxy materials because our Board is soliciting your vote at the 2026 Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. Our Board has made these proxy materials available to you over the Internet, or, at your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2026 Annual Meeting.

When and where is the meeting?
The 2026 Annual Meeting will be held on Monday, June 3, 2026 at 10:00 a.m., Eastern Time. The 2026 Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the 2026 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RBBN2026 and entering your 16-digit control number, as described under “How can I attend the 2026 Annual Meeting” below. This solicitation is for proxies for use at the 2026 Annual Meeting or at any reconvened meeting after an adjournment or postponement of the 2026 Annual Meeting.
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Who may vote at the meeting?
Stockholders of record at the close of business on April 6, 2026, the record date, or holders of a valid proxy, may attend and vote electronically at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted. As of the close of business on April 6, 2026, an aggregate of 175,507,629 shares of our common stock were outstanding.

How many shares must be present to hold the meeting?
A majority of the 175,507,629 shares of our common stock that were outstanding as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are properly represented electronically at the meeting or that are represented by a valid proxy properly submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, we count as present shares that a stockholder holds and that are represented by their proxy even if the stockholder does not vote on one or more of the matters to be voted upon. If a quorum is not present at the scheduled time of the 2026 Annual Meeting, the chairperson of the meeting is authorized by our by-laws to adjourn the meeting, without the vote of stockholders.

What vote is required to approve each matter, and how are votes counted?
Proposal		Vote Required	Effect of Abstentions
1	Election of nine directors as named in this Proxy Statement
In an uncontested election, such as the election of directors at the 2026 Annual Meeting, to be elected, each of the nominees for director must receive more votes “For” such nominee’s election than “Against” such election. With respect to each nominee, you may vote “For,” “Against,” or “Abstain.”
Abstaining will have no effect on the outcome of the election.
2	Ratification of the appointment of auditors
The affirmative vote of a majority of the shares of common stock present or represented at the 2026 Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. You may vote “For,” “Against,” or “Abstain” from voting on this proposal.
Abstaining from voting on this proposal will have the effect of a vote against this proposal.
3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers
The vote on the compensation of the named executive officers is non-binding, as provided by law. However, our Board and its Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers. The affirmative vote of a majority of the shares of common stock present or represented at the 2026 Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. You may vote “For,” “Against,” or “Abstain” from voting on this proposal.
Abstaining from voting on this proposal will have the effect of a vote against this proposal.
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For the proposals relating to (i) the election of directors (Proposal 1) and (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 3), please note that if you are a beneficial owner of our common stock and your stock is held through a broker, bank or other nominee (in “street name”), under stock exchange rules a broker, bank or other nominee subject to those rules is not permitted to vote your shares on these three proposals without your instruction. Therefore, if a beneficial owner of our common stock fails to instruct such a broker, bank or other nominee how to vote on Proposals 1 and 3, that beneficial owner’s shares cannot be voted on these matters — in other words, your broker, bank or other nominee’s proxy will be treated as a “broker non-vote,” which is explained in the following question and explanation.

What are broker non-votes, and what is the effect of broker non-votes?
Brokers, banks and other nominees have the discretion to vote shares held in “street name” — a term that means the shares are held in the name of the broker, bank or other nominee on behalf of its customer, the beneficial owner — on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, but not on non-routine matters. Generally, broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted with respect to a non-routine matter because the broker, bank or other nominee has not received voting instructions from the beneficial owner and the broker, bank or other nominee lacks discretionary authority to vote the shares because of the non-routine nature of the matter. The election of directors (Proposal 1) and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 3) are “non-routine” matters for which brokers, banks and other nominees, under applicable stock exchange rules, may not exercise discretionary voting power without instructions from the beneficial owner, and therefore broker non-votes will not affect the outcome of the vote on Proposals 1 and 3.
The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a “routine” matter for which brokers have discretionary authority to vote. Therefore, we do not expect any broker non-votes in connection with that proposal. Broker non-votes are counted as shares present for purposes of determining the presence of a quorum. Your vote is very important, whether you hold directly or through a broker, bank or other nominee. We encourage you to read this Proxy Statement and the 2025 Annual Report carefully and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee.

What happens if an incumbent director nominee fails to receive more “FOR” votes than “AGAINST” votes?
Our Corporate Governance Guidelines require that as a condition to being nominated by the Board for re-election as a director, each incumbent director must deliver to the Board an irrevocable resignation from the Board that will become effective if, and only if, both:
(i)
in the case of an uncontested election, such nominee does not receive more votes “FOR” his or her election than votes “AGAINST” such election, and

(ii)
the Board accepts such resignation.

The Board will decide (based on the recommendation of a committee of the Board) whether to accept the director’s resignation within 90 days after the election results are certified.
An incumbent director who does not receive the required vote in an uncontested election will continue to serve as a director while the Nominating, Sustainability and Corporate Governance Committee and the Board decide whether to accept or reject such director’s resignation. If the Board accepts such resignation, the Board may fill the remaining vacancy or may decrease the size of
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the Board in accordance with our by-laws. Our Corporate Governance Guidelines are posted on our website at www.ribboncommunications.com.

How can I attend the 2026 Annual Meeting?
In order to encourage attendance by all stockholders, the 2026 Annual Meeting will be held entirely online. Stockholders may participate in the 2026 Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/RBBN2026.
Whether you are a registered holder or if you hold your shares in “street name” through a broker, bank or other nominee, you will need to provide your name, email address, phone number and your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form to enter the virtual meeting.
We encourage you to access the meeting prior to the start time. The online portal will open approximately 15 minutes before the start of the 2026 Annual Meeting.

How can I vote during the 2026 Annual Meeting?
Please visit www.virtualshareholdermeeting.com/RBBN2026 in order to vote your shares during the 2026 Annual Meeting until the polls are closed. You will need your 16-digit control number in order to vote your shares. Your 16-digit control number can be found on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. For additional information regarding how to register for and attend the 2026 Annual Meeting, see “How can I attend the 2026 Annual Meeting?” above.

How can I vote my shares without attending the meeting?
If you are a stockholder of record, you may vote by proxy in any of the following ways:
Submit your proxy by mail
You may complete, date and sign the proxy card and mail it in the postage-prepaid envelope that you received. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board.

Submit your proxy over the Internet
If you have Internet access, you may vote over the Internet at www.proxyvote.com by following the instructions set forth on your proxy card. If you submit your proxy over the Internet, it is not necessary to return your proxy card.

Submit your proxy using your mobile device
Scan the QR code to visit www.proxyvote.com on your mobile device
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Submit your proxy by telephone
If you are located in the United States or Canada, you may vote by telephone by calling 1-800-690-6903 and following the instructions set forth on your proxy card. If you submit your proxy by telephone, it is not necessary to return your proxy card.

The ability to vote by telephone or over the Internet for stockholders of record will be available until 11:59 p.m., Eastern Daylight Time on June 2, 2026. In light of potential delays in mail service, we encourage stockholders to submit their proxy via telephone or online.

If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions on the forms you received from such broker, bank or other nominee.

Who is serving as the Company’s inspector of elections?
Anna Hagberg has been engaged as our independent inspector of elections to tabulate stockholder votes for the 2026 Annual Meeting.

How can I change my vote?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and submitting a new proxy card with a later date, submitting a proxy by telephone or submitting a proxy over the Internet (your latest telephone or Internet proxy is counted), by giving written notice of revocation to our Corporate Secretary prior to the 2026 Annual Meeting or by attending the meeting and voting electronically. If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. Attending the meeting by itself, however, will not revoke your proxy.

Why are you holding a virtual meeting?
As a public company we have stockholders located all over the world. In order to encourage as many stockholders as possible to participate in the meeting, no matter where they are located, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the 2026 Annual Meeting so they can ask questions of our Board and/or management. You will be able to attend the 2026 Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/RBBN2026. You also will be able to vote your shares electronically at the 2026 Annual Meeting by following the instructions above.
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What if during the check-in time or during the 2026 Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter technical difficulties accessing the virtual 2026 Annual Meeting website, please call the technical support number that will be posted on the virtual meeting website.

Will there be a question-and-answer session during the Annual Meeting?
As part of the 2026 Annual Meeting, we intend to hold a live question and answer session, during which we expect to answer appropriate questions submitted during and in advance of the meeting that are pertinent to the Company and the meeting matters, as time permits.
Stockholder Proposals for Inclusion in 2027 Proxy Statement
To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2027, stockholder proposals must be received at our principal executive offices no later than December 18, 2026, which is 120 calendar days before the anniversary date of when our proxy statement was released to our stockholders in connection with the 2026 Annual Meeting, and must otherwise comply with the rules promulgated by the SEC. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on June 3, 2026, then the deadline is a reasonable time before we begin to print and mail proxy materials.
Stockholder Nominations and Proposals for Presentation at 2027 Annual Meeting
According to our by-laws, we must receive proposals of stockholders and director nominations intended to be presented at the 2027 Annual Meeting but not included in the proxy statement by the close of business on March 5, 2027, but not before February 3, 2027, which is not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the 2026 Annual Meeting. Such proposals must be delivered to the Corporate Secretary of the Company at our principal executive office. However, in the event the 2027 Annual Meeting is scheduled to be held on a date before May 4, 2027, or after August 12, 2027, which are dates 30 days before or 70 days after the first anniversary of our 2026 Annual Meeting, then your notice must be received by us at our principal executive office not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day before the scheduled date of such annual meeting or the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals that are not made in accordance with the above standards may not be presented at the 2027 Annual Meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with our by-laws and Rule 14a-19 under the Securities Exchange Act of 1934.
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Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials or, if requested, printed proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or, if requested, printed proxy materials, to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of these proxy materials, please submit your request to:

Broadridge Financial Solutions by calling 1-800-579-1639	or in writing addressed to: Ribbon Communications Inc. Attn: Investor Relations 6500 Chase Oaks Blvd., Suite 100 Plano, Texas 75023
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Notice of Internet Availability of Proxy Materials or printed proxy materials in the future, or are currently receiving multiple copies and would like to receive only one copy, please contact:

Broadridge Householding Department 51 Mercedes Way Edgewood, New York 11717	or by calling Broadridge Householding Department at: 1-866-540-7095
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Form 10-K
Our 2025 Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026, is being delivered without charge to stockholders in connection with this proxy solicitation. With the payment of an appropriate processing fee, we will provide copies of the exhibits to our 2025 Annual Report on Form 10-K. Please address all such requests to our principal executive offices:

Investor Relations Department Ribbon Communications Inc. Attn: Investor Relations 6500 Chase Oaks Blvd., Suite 100 Plano, Texas 75023
Other Matters
Our Board knows of no other matters to be submitted at the 2026 Annual Meeting and the deadline under our by-laws for submission of matters by stockholders has passed. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in their discretion.
The accompanying proxy is solicited by and on behalf of our Board. We will pay the costs of soliciting proxies from stockholders. In addition to soliciting proxies by mail, by telephone and via
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the Internet, our directors, executive officers and other employees may solicit proxies, either personally or by other electronic means, on our behalf, without special compensation. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
By Order of the Board of Directors, Patrick W. Macken Executive Vice President, Chief Legal Officer and Corporate Secretary
Plano, Texas April 17, 2026
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APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Our management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our Board. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. We define continuing operations as the ongoing results of our business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.
While our management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.
Stock-Based Compensation
The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.
Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets
Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. We believe that excluding non-cash amortization of these intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.
Litigation Costs
In connection with certain ongoing litigation where Ribbon is the defendant (as described in our Commitments and Contingencies footnotes in our Annual Report, we have incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. We believe that such costs are not part of our core business or ongoing operations, are unplanned, and generally are not within our control. Accordingly, we believe that excluding litigation costs related to these specific legal matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
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Cybersecurity Incident
We have recorded expenses associated with responding to and remediating a cybersecurity incident, including costs for external legal services, cybersecurity experts, and IT restoration activities. We believe that excluding these expenses facilitates the comparison of its financial results to its historical operating performance and to other companies in our industry, as these costs are non-recurring in nature and are not associated with future revenue streams or ongoing operational benefits.
Acquisition-, Disposal- and Integration-Related
We consider certain acquisition-, disposal- and integration-related costs to be unrelated to our organic continuing operations and our acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, we recorded expense for legal and professional fees associated with contemplated corporate development activities. We exclude such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.
Restructuring and Related
We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.
Preferred Stock and Warrant Liability Mark-to-Market Adjustment
We recorded adjustments to the fair value of our Series A Preferred Stock and Warrants to purchase shares of our common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with our private placement offering and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. We excluded these gains and losses from the change in the fair value of these liabilities because we believe that such gains or losses were not part of our core business or ongoing operations.
Tax Indemnification Write-Off
In connection with our acquisition of ECI Telecom Group Ltd. in 2020, a portion of the shares of our common stock that were issued as consideration were held in escrow for potential future tax liabilities. This $6 million tax indemnity asset, consisting of 2 million shares of common stock held in escrow, was written off upon its expiration on December 31, 2024. We believe that excluding this tax indemnification write-off facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
Tax Effect of Non-GAAP Adjustments
The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. We compute our non-GAAP estimated tax rate using our estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments. We compute a single annual non-GAAP rate for the Company and applying that rate (rather than multiple rates by jurisdiction) to our consolidated quarterly results. We expect that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on our results. Due to the methodology applied to our estimated annual tax rate, we estimate tax rate on non-GAAP income will differ from its GAAP tax rate and from our actual tax liabilities.
A-2 | Ribbon Communications Inc. 2026 Proxy Statement

Summary Information	Corporate Governance and Board Matters	Audit Matters	Executive Officers	Executive Compensation	Stock Information	Additional Information	Appendix
Adjusted EBITDA
We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; expenses related to cybersecurity incidents; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, we exclude the expenses that we consider to be non-cash and/or not a part of our ongoing operations. We may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. We disclose this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Year Ended December 31, 2025 ($ in millions)
Revenue	$844,556
GAAP Gross profit	$420,706
GAAP Gross margin (Gross profit/Revenue)	49.8%
Stock-based compensation	0.1%
Amortization of acquired technology	2.4%
Acquisition-related inventory adjustment	0.0%
Non-GAAP Gross margin	52.3%
GAAP Income (loss) from operations	$(3,324)
Depreciation	16,728
Amortization of acquired intangible assets	44,193
Impairment of goodwill	—
Stock-based compensation	19,406
Acquisition-related inventory adjustment	—
Litigation costs	5,039
Cybersecurity incident	600
Acquisition-, disposal- and integration-related	4,337
Restructuring and related	19,658
Non-GAAP Adjusted EBITDA	$106,637
Adjusted EBITDA Margin (Adjusted EBITDA/Revenue):
GAAP Income (loss) from operations	(0.4)%
Depreciation	2.0%
Amortization of acquired intangible assets	5.2%
Impairment of goodwill	0.0%
Stock-based compensation	2.3%
Acquisition-related inventory adjustment	0.0%
Litigation costs	0.6%
Cybersecurity incident	0.1%
Acquisition-, disposal- and integration-related	0.5%
Restructuring and related	2.3%
Non-GAAP Adjusted EBITDA Margin	12.6%
Ribbon Communications Inc. 2026 Proxy Statement | A-3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V92844-P48894 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! RIBBON COMMUNICATIONS INC. 6500 CHASE OAKS BLVD. SUITE 100 PLANO, TX 75023 Nominees: 1. Election of Directors RIBBON COMMUNICATIONS INC. The Board of Directors recommends you vote FOR the following: 1a. R. Stewart Ewing, Jr. 1b. Bruns H. Grayson 1c. Beatriz V. Infante 1d. Scott Mair 1e. Bruce W. McClelland 1f. Shaul Shani 1g. Louis Silver 1h. Richard W. Smith 1i. Tanya Tamone The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of Deloitte & Touche LLP as Ribbon Communication Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the 2026 Annual Meeting and any adjournments, continuations, or postponements thereof. 3. To approve, on a non-binding, advisory basis, the compensation of Ribbon Communication Inc.'s named executive officers as disclosed in the "Compensation Discussion and Analysis" section and the accompanying compensation tables and related narratives contained in the Proxy Statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V92845-P48894 Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. Annual Meeting of Stockholders RIBBON COMMUNICATIONS INC. June 3, 2026 10:00 A.M. EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Ribbon Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the notice of the 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting") and Proxy Statement and hereby appoint(s) Bruce McClelland and Patrick Macken, or either of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Ribbon Communications Inc. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting to be held on Wednesday, June 3, 2026 at 10:00 A.M. EDT, at www.virtualshareholdermeeting.com/RBBN2026, and at any adjournments, continuations, or postponements thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the 2026 Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the 2026 Annual Meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side